                                                                     EXHIBIT 2.1







                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                         GENERAL ROOFING SERVICES, INC.,

                    HARRINGTON-SCANLON ROOFING COMPANY, INC.

                                       AND

                             ALL OF THE STOCKHOLDERS

                                       OF

                    HARRINGTON-SCANLON ROOFING COMPANY, INC.

                          ----------------------------

                          ----------------------------


                                  MAY 12, 1998

                          ----------------------------

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I - SALE AND PURCHASE OF SHARES...........................................................................1
1.01     Sale and Purchase of Company Common Stock................................................................1
1.02     Purchase Price...........................................................................................2
1.03     Delivery of Purchase Price...............................................................................2
1.04     Excluded Assets and Distribution of Assets...............................................................3
1.05     Stockholders' Representative.............................................................................3
1.06     Earn-Out.................................................................................................4

ARTICLE II - CLOSING..............................................................................................5
2.01     Closing..................................................................................................5
2.02     Deliveries by Stockholders to GRS........................................................................5
2.03     Deliveries by GRS........................................................................................6
2.04     Termination in Absence of Closing........................................................................6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS..................................7

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER...................................................7

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF GRS.................................................................7

ARTICLE VI - OBLIGATIONS PRIOR TO CLOSING.........................................................................7
6.01     GRS' Access to Information and Assets....................................................................7
6.02     Company's Conduct of Business and Operations.............................................................8
6.03     General Restrictions.....................................................................................8
6.04     Notice Regarding Changes.................................................................................9
6.05     Consents and Best Efforts...............................................................................10
6.06     Casualty Loss...........................................................................................10
6.07     Employee Matters........................................................................................10
6.08     No Solicitation.........................................................................................10
6.09     Employment Agreements...................................................................................11
6.10     Lock-Up Agreement.......................................................................................11

ARTICLE VII - CONDITIONS TO STOCKHOLDERS' AND GRS' OBLIGATIONS...................................................11
7.01     Conditions to Obligations of All Parties................................................................11
7.02     Conditions to Obligations of Stockholders...............................................................11
7.03     Conditions to Obligations of GRS........................................................................12

ARTICLE VIII - SURVIVAL..........................................................................................14
8.01     Survival of Representations and Warranties of the Company and the Stockholders..........................14

ARTICLE IX - INDEMNIFICATION.....................................................................................15
9.01     Obligation of the Stockholders to Indemnify.............................................................15
9.02     Obligation of GRS to Indemnify..........................................................................15
9.03     Notice and Opportunity to Defend........................................................................15
9.04     Limitations on Indemnification..........................................................................16
9.05     Set-Off Rights..........................................................................................17

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE X - POST-CLOSING OBLIGATIONS.............................................................................17
10.01    Further Assurances......................................................................................17
10.02    Publicity...............................................................................................18
10.03    Access to Records.......................................................................................18

ARTICLE XI - MISCELLANEOUS.......................................................................................18
11.01    Brokers.................................................................................................18
11.02    Costs and Expenses......................................................................................18
11.03    Notices.................................................................................................18
11.04    Governing Law...........................................................................................19
11.05    Representations and Warranties..........................................................................19
11.06    Entire Agreement, Amendments and Waivers................................................................19
11.07    Binding Effect and Assignment...........................................................................20
11.08    Remedies................................................................................................20
11.09    Exhibits and Schedules..................................................................................20
11.10    Multiple Counterparts...................................................................................20
11.11    References..............................................................................................20
11.12    Survival................................................................................................20
11.13    Attorneys' Fees.........................................................................................20

ARTICLE XII - DEFINITIONS........................................................................................21
12.01    Affiliate...............................................................................................21
12.02    Collateral Agreements...................................................................................21
12.03    Company Assets..........................................................................................21
12.04    Contract Retention......................................................................................21
12.05    Current Assets..........................................................................................21
12.06    Current Liabilities.....................................................................................21
12.07    Damages.................................................................................................21
12.08    Environmental Law.......................................................................................21
12.09    GAAP....................................................................................................22
12.10    Governmental Authorities................................................................................22
12.11    Hazardous Substances....................................................................................22
12.12    Knowledge...............................................................................................22
12.13    Legal Requirements......................................................................................22
12.14    Permits.................................................................................................22
12.15    Properties..............................................................................................22
12.16    Proportionate Share.....................................................................................22
12.17    Regulations.............................................................................................22
12.18    Taxes...................................................................................................22
12.19    Tax Returns.............................................................................................23
12.20    Used....................................................................................................23

                                LIST OF EXHIBITS




Exhibit A - Stockholders

Exhibit B - Escrow Agreement

Exhibit C - Lock-Up Agreement

Exhibit D - Representations and Warranties of the Company and the Stockholders

Exhibit E - Representations and Warranties of each Stockholder

Exhibit F - Representations and Warranties of GRS

Exhibit G - Employment Agreement for J.R. Harrington

Exhibit H - Employment Agreement for Kevin Scanlon

Exhibit I - Opinion of Baker & McKenzie

Exhibit J - Opinion of Shughart, Thomson & Kilroy, P.C.

                            STOCK PURCHASE AGREEMENT


                  This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of May 12, 1998, by and among (i) General Roofing Services, Inc., a Florida corporation (the "Buyer" or "GRS"),(ii) Harrington-Scanlon Roofing Company, Inc., a Kansas corporation (the "Company"), and (iii) all of the stockholders of the Company (the "Stockholders").


                             PRELIMINARY STATEMENTS:

         A. The Board of Directors of GRS and the Stockholders deem it advisable for their welfare and best interests that the Stockholders sell and GRS purchase all of the issued and outstanding capital stock of the Company, consisting of 1,000 shares (the "Shares") of common stock, $1.00 par value ("Company Common Stock"), upon the terms and subject to the conditions hereinafter set forth.

         B. Concurrently with the purchase and sale of the Shares hereby, and as part of an overall plan, GRS is acquiring the issued and outstanding capital stock of additional commercial roofing companies (the "Founding Companies") throughout the United States, and all such transactions are intended to conform to, and are being made, in connection with a Section 351 Plan of Exchange within the meaning of the Internal Revenue Code.

         C. The Company owns all of the capital stock of Harrington-Nissen Roofing Co. and intends to purchase all of the capital stock of Architectural Sheet Metal, Inc. ("ASM") prior to the Closing (as defined in Section 2.01 hereof) (each a "Subsidiary" and collectively "Subsidiaries").

         D. Capitalized terms used herein which have not been defined prior to such use shall have the respective meanings given such terms in Article XII hereof.

                                    AGREEMENT

         In consideration of the premises, the mutual covenants and agreements contained herein and the benefits to accrue to the parties hereto, and subject to the satisfaction or waiver of the conditions contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                           SALE AND PURCHASE OF SHARES

         Section 1.01. Sale and Purchase of Company Common Stock.

                  (a) On the terms and subject to the conditions of this Agreement, at the Closing referred to in Section 2.01 hereof, each Stockholder shall sell, transfer, convey and deliver to GRS, and GRS shall purchase, acquire and accept from each Stockholder, the number of shares of Company Common Stock set forth opposite the name of each such Stockholder on Exhibit A hereto under the heading "Number of Shares of Company Common Stock Purchased", constituting all of the issued and outstanding shares of Company Common Stock. The sale and purchase of the Company Common Stock pursuant to this Agreement is sometimes hereinafter referred to as the "Stock Purchase."

                  (b) To effect the transfers contemplated by Section 1.01(a), at the Closing, each Stockholder shall deliver, or cause to be delivered, to the Stockholders' Representative (as defined and provided for in Section 1.06 hereof), for redelivery to GRS, stock certificates representing the Company Common Stock being sold by such Stockholder hereunder, together with stock powers duly executed in blank or otherwise in proper form acceptable to GRS for transfer to GRS on the books of the Company, against payment therefor in accordance with Section 1.03 hereof.


         Section 1.02      Purchase Price.

                  (a) The purchase price for the issued and outstanding shares of Company Common Stock to be purchased by GRS hereunder (the "Purchase Price") shall be an aggregate amount equal to (i) $800,000 plus (ii) any additional amount as shall be payable to the Stockholders in accordance with Section 1.06 hereof. The Purchase Price shall be subject to adjustment as provided in this Agreement and shall be allocated among the Stockholders in accordance with their respective ownership interests as set forth on Exhibit A hereof. The Purchase Price shall be delivered to the Stockholders, in accordance with their respective Proportionate Share, and to the Escrow Agent (as defined in Section 1.03(b) hereof), subject to and in accordance with Section 1.03 hereof. The amount of the Purchase Price allocated to each outstanding share of Company Common Stock is hereinafter referred to as the "Stock Purchase Payment."

                  (b) The Stockholders shall cause to be prepared and delivered to GRS within fifteen (15) days prior to the Closing Date (i) an unaudited consolidated balance sheet of the Company forecasted as of the Closing Date (the "Closing Date Unaudited Balance Sheet") and (ii) a certificate executed by the Company's Chief Financial Officer (or another duly authorized officer of the Company) to the effect that the Closing Date Unaudited Balance Sheet has been prepared from the books and records of the Company and in a manner consistent with the preparation of the Company Financial Statements (as defined in Section
3.06 hereof).

         Section 1.03 Delivery of Purchase Price. At the Closing, the Purchase Price shall be paid upon the surrender pursuant to Section 1.01(b) hereof of a certificate or certificates representing all of the issued and outstanding shares of Company Common Stock, as follows:

                  (a) $360,000, shall be paid directly to the holders thereof by wire transfer in New York Clearing House Funds in accordance with Exhibit A hereto.

                  (b) An aggregate of $440,000 shall be paid by the delivery to an escrow agent (the "Escrow Agent") selected by GRS and reasonably acceptable to the Stockholders, on behalf of the Stockholders, of such number of shares of GRS' common stock, par value $.01 per share ("GRS Common Stock"), as shall have a value equal to $440,000, (the "Escrow Fund"), based upon the public offering price of the GRS Common Stock to be sold in its initial public offering (the "Offering"). The shares of GRS Common Stock to be so held in escrow shall be held by the Escrow Agent for a period of one year following the Closing in accordance with the terms of an Escrow Agreement in the form of Exhibit B hereto (the "Escrow Agreement"), and shall thereafter be restricted from transfer for an additional one-year period in accordance with the terms, and subject to the conditions, of a Lock-Up Agreement in the form of Exhibit C hereto (the "Lock-Up Agreement"). The Stockholders shall receive cash in lieu of fractional shares.

                  (c) Each certificate evidencing shares of GRS Common Stock issued in connection with the Stock Purchase shall bear the following restrictive legend:

                           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
                  BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (the "1933 ACT"), NOR UNDER ANY STATE SECURITIES LAWS AND SHALL NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED UNTIL EITHER (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE

                  COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH SHARES, WHICH OPINION IS SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH SECURITIES MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS.

         Section 1.04 Excluded Assets; No Distribution of Assets.

                  (a) Prior to the Closing, the Company shall be permitted to distribute to the Stockholders as a dividend those assets (the "Excluded Assets") which GRS and the Stockholders have agreed in writing are not required by the Company in the conduct of its operations and which are listed in Schedule
1.04 hereto.

                  (b) The Stockholders may authorize and the Company may make or authorize distributions in order to reduce the Company's Closing Net Book Value to not less than $750,000.

         Section 1.05 Stockholders' Representative.

                  (a) As used in this Agreement, the "Stockholders' Representative" shall mean J.R. Harrington or any person appointed as a successor Stockholders' Representative pursuant to Section 1.05(b) hereof.

                  (b) During the period ending upon the date when all obligations under this Agreement have been discharged (including all indemnification obligations hereunder and all obligations under the Escrow Agreement), the Stockholders who, immediately prior to the Closing, held Company Common Stock representing an aggregate number of shares of Company Common Stock which exceeded 50% of the amount of such Company Common Stock outstanding immediately prior to such time (a "Majority"), may, from time to time upon written notice to the Stockholders' Representative and GRS, remove the Stockholders' Representative or appoint a new Stockholders' Representative to fill any vacancy created by the death, incapacitation, resignation or removal of the Stockholders' Representative. Furthermore, if the Stockholders' Representative dies, becomes incapacitated, resigns or is removed by a Majority, the Majority shall appoint a successor Stockholders' Representative to fill the vacancy so created. If the Majority is required to but has not appointed a successor Stockholders' Representative within 20 business days from a request by GRS to appoint a successor Stockholders' Representative, GRS shall have the right to appoint a Stockholders' Representative to fill any vacancy so created, and shall advise all those who were holders of Company Common Stock immediately prior to the Closing of such appointment by written notice. A copy of any appointment by the Majority of any successor Stockholders' Representative shall be provided to GRS promptly after it shall have been effected.

                  (c) The Stockholders' Representative shall be authorized to take any action and to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under this Agreement or under the documents referred to in this Agreement (an "Instrument") which the Stockholders' Representative determines to be necessary, appropriate or desirable, and, in connection therewith, to hire or retain, at the sole expense of the Stockholders, such counsel, investment bankers, accountants, representatives and other professional advisors as he determines in his sole and absolute discretion to be necessary, advisable or appropriate in order to carry out and perform his rights and obligations hereunder. The Stockholders hereby grant the Stockholders' Representative the right and power to execute the Escrow Agreement on their behalf with such changes or amendments thereto as the Stockholders' Representative shall determine to be necessary or desirable in his sole and absolute discretion. Any party receiving an Instrument from the Stockholders' Representative shall have the right to rely in good faith upon such Instrument, and to act in accordance with the Instrument without independent investigation.

                  (d) GRS shall have no liability to any Stockholder or otherwise arising out of the acts or omissions of the Stockholders' Representative or any disputes among the Stockholders or with the Stockholders' Representative. GRS may rely entirely on its dealings with, and notices to and from, the Stockholders' Representative to satisfy any disputed obligations it might have to the Stockholders under this Agreement, any agreement referred to herein or otherwise.

                  (e) The Stockholders shall indemnify, defend and hold harmless the Stockholders' Representative from and against any and all claims, demands, actions, suits, causes of action, damages, costs and expenses (including, without limitation, attorneys' fees) (collectively, "Claims") which are hereafter made, sustained or brought against the Stockholders' Representative by any person arising out of the acts or omissions of the Stockholders' Representative or any disputes among the Stockholders, unless such Claims allegedly occurred as a result of the willful misconduct or negligence by the Stockholders' Representative.

         Section 1.06 Earn-Out. (a) As additional consideration for the sale of the Company Common Stock, subject to the provisions of Section 1.06(c), GRS shall deliver to the Stockholders within 60 days of the last day of each Earn-Out Period (as defined below), for allocation among the Stockholders in accordance with their respective Proportionate Share, an aggregate amount (the "Earn-Out Amount") equal to (i) EBIT, (as defined and determined pursuant to
Section 1.06(b) hereof) for each of two consecutive 12 month periods following the Closing Date (as defined in Section 2.01 hereof), beginning with the first full month following the Closing Date (the "Earn-Out Period"), as determined by reference to the financial statements of the Company prepared in accordance with GAAP multiplied by (ii) two (2) (subject to the limitation set forth in Section 1.06(e)). The sum of the Earn-Out Amount minus $180,000 shall be paid to the stockholders for each Earn-Out Period (i) in cash by wire transfer of immediately available funds, (ii) by the delivery of such number of shares of GRS Common Stock as shall have a value equal to the Earn-Out Amount as computed in accordance with Section 1.06(f) hereof, or (iii) a combination of cash and GRS Common Stock, the form of such consideration to be determined by the Stockholders' Representative.

                  (b) For purposes of this Section 1.06, "EBIT" shall mean the consolidated net income of the Company before interest, federal and state income taxes and general corporate overhead allocations during the Earn-Out Period, modified as follows:

                           (i) to the extent included in the consolidated net
income of the Company, excluding the effect of the following items:

                                    (A) the gain or loss from any sale, exchange
or other disposition of assets other than in the ordinary course of business consistent with past practice;

                                    (B) any extraordinary gain or loss;

                                    (C) any reserves or adjustments to reserves
which are not consistent with past practices of the Company; and

                                    (D) any other adjustments agreed to in
writing by GRS and the Stockholders.

                  (c) Within 30 days after the last day of each Earn-Out Period, GRS shall prepare and deliver to the Stockholders' Representative a statement setting forth in reasonable detail the computation of EBIT, including identification of all excluded items and adjustments and all necessary calculations in accordance with Section 1.06(b) hereof. The calculation of EBIT shall be used in determining the amounts to be paid under Section 1.06 unless the holders of at least 50% of the Company Common Stock on the date hereof give GRS notice (the "EBIT Dispute Notice") that such Stockholders dispute GRS calculation of EBIT within ten (10) days after the initial determination of EBIT has been given to the Stockholders, which notice shall set forth in reasonable detail the exclusions or calculations being disputed in good faith (the "Disputed Matters"). In the event an EBIT Dispute Notice is timely given to GRS, GRS and the Stockholders shall have fifteen (15) days to resolve the dispute and, if not resolved, the dispute shall be submitted to an internationally recognized "Big Six" accounting firm or its successor (the "EBIT Arbitrator"), selected by GRS and the Stockholders which shall be instructed to arbitrate such disputed item(s) and determine EBIT within thirty (30) days. If within five days following the expiration of such fifteen
(15) day period, GRS and the Stockholders have failed to agree in writing upon the selection of the EBIT Arbitrator or any EBIT Arbitrator selected by them has not agreed to perform the services called for hereunder, the EBIT Arbitrator shall thereupon be selected by the American Arbitration Association (the "AAA"), with preference being given by the AAA in making such selection to any one of the "Big Six" accounting firms (other than GRS' Accountants and the Stockholders' Accountants) willing to perform such services. The EBIT Arbitrator shall consider only the Disputed Matters. The resolution of disputes by the EBIT Arbitrator shall be set forth in writing and shall be conclusive and binding upon and non-appealable by the parties, and the determination of EBIT shall become final upon the date of such resolution, and may be entered as a final judgment in any court of proper jurisdiction. The fees and expenses of the EBIT Arbitrator with respect to settlement of each Disputed Matter shall, to the extent such fees and expenses are allocable, be borne in each such instance by the party against whom the award of the EBIT Arbitrator is made, and if allocation is not feasible in any such instance, then such fees and expenses shall be borne by the parties in reverse proportion to the number of Disputed Matters settled in their respective favor by the EBIT Arbitrator.

                  (d) Notwithstanding anything in this Agreement to the contrary, if an EBIT Dispute Notice has been delivered with respect to any payment to be made under this Section 1.07, and the dispute has not been resolved by the payment due date, (i) the amount not in dispute shall be paid as required hereunder, and (ii) GRS shall have no obligation to pay any disputed amount until ten (10) days after the date on which the dispute is resolved.

                  (e) Notwithstanding anything to the contrary in this Section 1.06, the combined aggregate Earn-Out Amount for the 24 month Earn-Out Period shall not exceed $6,000,000.

                  (f) In the event that the Stockholders' Representative elects to receive GRS Common Stock for the Earn-Out Amount, the number of shares of GRS Common Stock to be so delivered shall be based upon the average closing price of GRS Common Stock as quoted on the Nasdaq Stock Market's National Market for the last five (5) business days of each Earn-Out Period.


                                   ARTICLE II

                                    CLOSING

         Section 2.01 Closing. Subject to the satisfaction or waiver of the conditions stated in Article VII hereof, the closing of the transactions contemplated hereby (the "Closing") shall be held at 10:00 a.m., Miami time, on the closing date of the Offering, estimated to be July 15, 1998 or, if the conditions set forth in Sections 7.01 through 7.03 have not been satisfied or waived on such date, no later than seven (7) days after all such conditions shall have been satisfied or waived, at the offices of Baker & McKenzie, 701 Brickell Avenue, Suite 1600, Miami, Florida 33131, unless another date or place is agreed to in writing by the parties hereto. The date upon which the Closing occurs is hereinafter referred to as the "Closing Date." The Closing shall be deemed completed as of 11:59 p.m. Miami time on the Closing Date.

         Section 2.02 Deliveries by Stockholders to GRS. At or prior to the Closing, the Stockholders shall deliver to GRS:

                           (i) certificates representing all of the issued and outstanding shares of Company Common Stock in proper form for transfer to GRS;

                           (ii) the resignations of all members of the board directors of the Company and each Subsidiary as set forth in Section 7.03(l);

                           (iii) the stock books, stock ledgers, minute books and corporate seals of the Company;

                           (iv) a certificate executed by the Company to the effect that the conditions set forth in Sections 7.03(b) through 7.03(i), have been satisfied;

                           (v) the opinion of counsel set forth in Section 7.03(f);

                           (vi)     the executed Collateral Agreements; and

                           (vii) evidence of the consents required pursuant to Section 7.03(n).

         Section 2.03 Deliveries by GRS. At or prior to the Closing, GRS shall deliver to the Stockholders:

                           (i) by wire transfer in immediately available funds to the Stockholders the payment described in Section 1.03(a) as being required to be paid by GRS at Closing;

                           (ii) by delivery to the Escrow Agent the shares of GRS Common Stock described in Section 1.03(b) as being required to be delivered by GRS to the Escrow Agent at Closing;

                           (iii) a certified copy of all necessary corporate action on behalf of GRS approving its execution, delivery and performance of this Agreement and the Collateral Agreements to which it is a party pursuant to Section 7.02(a);

                           (iv) a certificate executed by an authorized officer of GRS to the effect that the conditions set forth in Sections 7.02(b) and 7.02(c) have been satisfied;

                           (v) the opinion of counsel set forth in Section 7.02(d);

                           (vi) the executed Collateral Agreements to which it is a party; and

                           (vii) evidence that: (a) the Stockholders have been released from all personal guarantees relating to any obligations of the Company, including but not limited to, any bank loans, lines of credit, and/or performance bonds (the "Personal Guarantees and Obligations") and (b) GRS shall indemnify and hold harmless the Stockholders from and against any personal liability or obligations relating to or arising out of any Personal Guarantees or Obligations.

         Section 2.04 Termination in Absence of Closing. If by the close of business on December 31, 1998 (the "Termination Date"), the Closing has not occurred, then any party hereto may thereafter terminate this Agreement by written notice to such effect, to the other parties hereto, without liability of or to any party to this Agreement or any shareholder, director, officer, employee or representatives of such party unless the reason for Closing having not occurred is (i) such party's willful breach of the provisions of this Agreement, or (ii) if all of the conditions to such party's obligations set forth in Article VII have been satisfied or waived in writing by the date scheduled for the Closing pursuant to
Section 2.01, the failure of such party to perform its obligations under this
Article II on such date; provided, however, that any termination pursuant to this Section 2.04 shall not relieve any party hereto who was responsible for Closing having not occurred as described in clauses (i) or (ii) above of any liability for (x) such party's willful breach of the provisions of this Agreement, or (y) if all of the conditions to such party's obligations set forth in Article VII have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 2.01, the failure of such party to perform its obligations under this Article II on such date. Notwithstanding the foregoing, the Stockholders expressly acknowledge and agree that market and economic conditions are impossible to predict, and although GRS intends to proceed with the Offering in an expeditious manner at this time, GRS shall not be liable to the Stockholders or the Company if the Closing has not occurred because the Offering has not been consummated prior to the Termination Date.


                                   ARTICLE III

       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS

         The Company and the Stockholders, jointly and severally, represent and warrant to GRS as to the matters set forth on Exhibit D hereto, the full text of which is incorporated herein by reference as if set forth fully herein.


                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

         Each Stockholder represents and warrants to GRS as to the matters set forth on Exhibit E hereto, the full text of which is incorporated herein by reference as if set forth fully herein.


                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF GRS

         GRS represents and warrants to the Stockholders as to the matters set forth on Exhibit F hereto, the full text of which is incorporated herein by reference as if set forth fully herein.


                                   ARTICLE VI

                          OBLIGATIONS PRIOR TO CLOSING

         From the date of this Agreement through the Closing:

         Section 6.01 GRS' Access to Information and Assets. The Stockholders shall permit GRS and its authorized employees, agents, accountants, legal counsel and other representatives, at GRS' own expense, to have access to the books, records, employees, counsel, accountants, and other representatives of the Company at all times reasonably requested by GRS for the purpose of conducting an investigation ("GRS' Due Diligence Investigation") of the Company's and each Subsidiary's financial condition, corporate status, operations, business and Properties. The Stockholders shall make available to GRS for examination and reproduction, at GRS' own expense, all documents and data of every kind and character relating to the Company and each Subsidiary in possession or control of, or subject to reasonable access by, the Stockholders or the Company, including, without limitation, all files, records, data and information relating to the Company Assets (whether stored in paper, magnetic or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto. Also, the Company shall allow GRS, at GRS' own expense, access to, and the right to inspect, the Company Assets.

         Section 6.02 Company's Conduct of Business and Operations. The Stockholders shall keep GRS advised as to all material operations and proposed material operations relating to the Company, each Subsidiary or the Company Assets. Except for distributions permitted pursuant to Sections 1.04 and 3.02, the Company and each Subsidiary shall (a) conduct its business in the ordinary course, (b) use its best efforts to keep available to the Company and each Subsidiary the services of present employees, (c) maintain and operate Company Assets in a good and workmanlike manner, (d) pay or cause to be paid all costs and expenses (including but not limited to insurance premiums) incurred in connection therewith in a timely manner in accordance with prior practices, (e) use reasonable efforts to keep all Company Contracts listed or required to be listed on Schedule 3.12 in full force and effect, (f) comply with all of the material covenants contained in all such Company Contracts, (g) maintain in force until the Closing Date insurance policies (subject to the provisions of Section 6.06) equivalent to those in effect on the date hereof, and (h) comply in all material respects with all applicable Legal Requirements. Except as otherwise contemplated in this Agreement, the Stockholders shall use their best efforts to preserve the present relationships of the Company with persons having significant business relations therewith. GRS acknowledges and agrees that prior to the Closing, the Company intends to acquire, through a stock purchase, merger or other business combination, all of the issued and outstanding capital stock of ASM.

         Section 6.03 General Restrictions. Except as otherwise expressly permitted in this Agreement, without the prior written consent of GRS, neither the Company nor any Subsidiary shall:

                           (i)   (A) except as permitted by Sections 1.04 and
         3.02 hereof, declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock or property) in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in view of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                           (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                           (iii) amend its Articles of Incorporation or By-laws (or similar organizational documents);

                           (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business of any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company, except purchases of assets in the ordinary course of business consistent with past practice;

                           (v) sell, lease, license, mortgage or otherwise encumber or otherwise dispose of, or agree to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except (A) in the ordinary course of business consistent with past practice, or
         (B) pursuant to any Company Contract or except as permitted by Sections
         1.04 and 3.02 hereof;

                           (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreements to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of the foregoing, except for borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person;

                           (vii)  make or agree to make any new capital
         expenditure or expenditures which, individually is in excess of $25,000 or, in the aggregate, are in excess of $50,000 (other than those required pursuant to currently outstanding Company Contracts or in the ordinary course of business consistent with past practice);

                           (viii) make any material tax election or settle or compromise any material tax liability;

                           (ix) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Company Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company or any Subsidiary is a party;

                           (x) except in the ordinary course of business consistent with past practice, modify, amend or terminate any Company Contract;

                           (xi) except in the ordinary course of business consistent with past practice, enter into any contracts, agreements, arrangements or understandings relating to performance by third parties of the Company's or any Subsidiary's services;

                           (xii) except as required to comply with applicable law and as may be required with respect to union members (A) adopt, enter into, terminate or amend any benefit plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except in a manner consistent with past practice), (C) pay any benefit not provided for under any benefit plan, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreement or awards made thereunder) or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

                           (xiii) make any change in any method of accounting or accounting practice or policy other than those required by GAAP; or

                           (xiv) authorize any of, or commit or agree to take any of, the foregoing actions.

         Section 6.04 Notice Regarding Changes. The Stockholders shall promptly inform GRS in writing of any change in facts and circumstances that could render any of the representations, warranties or covenants made herein by the Company, any Subsidiary or the Stockholders inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question. GRS shall promptly inform the Stockholders in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by it inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.

         Section 6.05 Consents and Best Efforts. Each of the parties hereto shall use all commercially reasonable good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, and consult and fully cooperate with and provide reasonable assistance to each other party and their respective representatives in order to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable hereafter, including without limitation, (i) using all commercially reasonable good faith efforts to make all filings, applications, notifications, reports, submissions and registrations with, and to obtain all consents, approvals, authorizations or permits of, governmental entities or other persons or entities as are necessary for the consummation of the transactions contemplated by this Agreement, and (ii) taking such actions and doing such things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the transactions contemplated hereby, as specified in Article VII of this Agreement, to be fully satisfied.

         Section 6.06 Casualty Loss. If, between the date of this Agreement and the Closing, any of the Properties of the Company or any Subsidiary shall be destroyed or damaged, in whole or in part, by fire, earthquake, flood, other casualty or any other cause (a "Casualty Loss"), then the Stockholders shall, at GRS' election, (i) cause the Company or any Subsidiary to cause such Properties to be repaired or replaced prior to the Closing with Property of substantially the same condition and function to the extent of available insurance proceeds,
(ii) cause the Company or any Subsidiary to deposit in a separate account an amount sufficient to cause such Property to be so repaired or replaced to the extent of available insurance proceeds, or (iii) enter into contractual arrangements with the Company or any Subsidiary satisfactory to GRS so that the Company or any Subsidiary will have at the Closing the same economic value as if such casualty had not occurred.

         Section 6.07 Employee Matters. The Stockholders shall take (or cause the Company or any Subsidiary to take) all actions necessary or appropriate to cause each plan or benefit program or agreement in effect on the date of this Agreement to remain in full force and effect until the Closing Date; provided, however, that, to the extent requested in writing by GRS at least ten (10) days prior to the Closing Date, the Stockholders shall cause the Company or any Subsidiary to cease to sponsor, maintain or contribute to any plan or benefit program or agreement specified by GRS in such written request.

        Section 6.08 No Solicitation. The Stockholders, the Company, its Subsidiaries and their officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Third Party Acquisition Proposal (as defined below). Neither the Company or any Subsidiary nor any of the Stockholders shall, nor shall they permit any of their Affiliates to, nor shall they authorize or permit any of their officers, directors or employees or any investment banker, attorney or other advisor or representatives retained by them or any of their Affiliates to (i) solicit, initiate or knowingly encourage the submission of, any Third Party Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Third Party Acquisition Proposal. For purposes of this Agreement, "Third Party Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of all or a portion or more of the assets of the Company or any Subsidiary or all or a portion of any class of equity securities of the Company or any Subsidiary (other than Excluded Assets) or any offer to acquire or purchase that if consummated would result in any person beneficially owning all or a portion of any class of equity securities of the Company or any Subsidiary, or any merger, consolidation, business combination, sale of assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Subsidiary, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or delay, or dilute materially the benefits to GRS of the transactions contemplated hereby.

         Section 6.09 Employment Agreement. On or before the Closing, J. R. Harrington and Kevin Scanlon shall have entered into employment agreements in the form of Exhibits G and H (the "Employment Agreement"), which shall include non-competition provisions, to take effect on and after the Closing Date.

         Section 6.10 Lock-Up Agreement. On or before Closing, the Stockholders shall have entered into the Lock-Up Agreement.


                                   ARTICLE VII

                CONDITIONS TO STOCKHOLDERS' AND GRS' OBLIGATIONS

         Section 7.01 Conditions to Obligations of All Parties. The respective obligations of each party to carry out the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) All filings with all Governmental Authorities required to be made in connection with the transactions contemplated hereby shall have been made, and all orders, permits, waivers, authorizations, exemptions, and approvals of such entities required to be in effect on the date of the Closing in connection with the transactions contemplated hereby shall have been issued, and all such orders, permits, waivers, authorizations, exemptions or approvals shall be in full force and effect on the date of the Closing; provided, however, that no provision of this Agreement shall be construed as requiring any party to accept, in connection with obtaining any other requisite approval, clearance or assurance of non-opposition, avoiding any challenge, or negotiating settlement, any condition that would materially change or restrict the manner in which the Company, its Subsidiaries or GRS conducts or proposes to conduct its business, and no transfers of licenses shall occur prior to the Closing.

                  (b) None of the parties hereto shall be subject to any statute, rule, regulation, decree, ruling, injunction or other order issued by any Governmental Authorities of competent jurisdiction (collectively, an "Injunction") which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by this Agreement.

         Section 7.02 Conditions to Obligations of Stockholders. The obligations of the Stockholders to carry out the transactions contemplated by this Agreement are subject, at the option of the Stockholders, to the satisfaction, or waiver by Stockholders, of the following conditions:

                  (a) GRS shall have furnished the Stockholders with a certified copy of all necessary corporate action on its behalf approving its execution, delivery and performance of this Agreement and each of the Collateral Agreements.

                  (b) All representations and warranties of GRS contained in this Agreement qualified by materiality shall be true and correct in all respects at Closing and all other representations and warranties of GRS contained in this Agreement shall be true and correct in all material respects at and as of the Closing, as if such representations and warranties were made at and as of the Closing, except for changes contemplated by the terms of this Agreement except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms thereof, and GRS shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by GRS at or prior to the Closing; provided, however, that no Stockholder shall be entitled to refuse to consummate the transaction in reliance upon its own breach or failure to perform.

                  (c) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of the Stockholders or the Company) shall be pending or threatened before any Governmental Authority seeking to restrain the Stockholders from effectuating the Stock Purchase or prohibit the Closing or seeking Damages against the Stockholders or the Company as a result of the consummation of the transactions contemplated by this Agreement.

                  (d) The Company shall have received the opinion of Baker & McKenzie, counsel to GRS, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, as to the matters set forth on Exhibit
H. In rendering such opinion, Baker & McKenzie may rely as to factual matters on certificates of officers and directors of GRS and on certificates of governmental officials, and as to legal matters on opinions of other counsel reasonably acceptable to the Company.

                  (e) GRS shall have executed the Escrow Agreement.

                  (f) GRS shall have executed and delivered to Stockholders and the Company the documents referred to in Section 2.03 hereof.

                  (g) The Offering shall have been consummated on or before the Termination Date.

                  (h) GRS shall have furnished the Stockholders and the Company with an Opinion Letter from Deloitte & Touche to GRS which provides that the consummation of the transactions described in this Agreement will qualify as a
Section 351 Plan of Exchange within the meaning of the Internal Revenue Code.

                  (i) GRS shall have provided the Stockholders with evidence of the release and indemnification of the Personal Guarantees and Obligations as contemplated by Section 2.03 (vii) hereof.

                  (j) All proceedings to be taken by GRS in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Stockholders and their counsel, and the Stockholders and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (k) The Stockholders shall have received written evidence, in form and substance satisfactory to the Stockholders, of the consent to the transactions contemplated by this Agreement of all governmental, quasi-governmental and private third parties (including, without limitation, persons or other entities leasing real or personal property to GRS), except where the failure to have obtained any such consent would not have an adverse effect on the Company or GRS following the Closing.


         Section 7.03 Conditions to Obligations of GRS. The obligations of GRS to carry out the transactions contemplated by this Agreement are subject, at the option of GRS, to the satisfaction, or waiver by GRS, of the following conditions:

                  (a) All of the Company Common Stock shall have been tendered to GRS.

                  (b) All representations and warranties of Stockholders, the Company and any Subsidiary contained in this Agreement qualified by materiality shall be true and correct in all respects at Closing and all other representations and warranties of the Stockholders, the Company and any Subsidiary contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, except for changes contemplated by the terms of this Agreement except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms thereof, and the Stockholders, the Company and any Subsidiary shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by Stockholders, the Company and any Subsidiary at or prior to the Closing; provided, however, that GRS shall not be entitled to refuse to consummate the transaction in reliance upon its own breach or failure to perform.

                  (c) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of GRS) shall be pending or threatened before any court or governmental agency seeking to restrain GRS or prohibit the Closing or seeking Damages against GRS, the Stockholders, the Company, any Subsidiary or their Properties as a result of the consummation of the transactions contemplated by this Agreement.

                  (d) All notices required to be given in connection with the transactions contemplated by this Agreement shall have been duly and timely given, and there shall not be any preferential purchase rights or consent requirements with respect to the transactions contemplated by this Agreement that have not expired or been waived.

                  (e) Except for matters disclosed in the Schedules hereto, from the date hereof up to and including the Closing there shall not have been:

                           (i)  any change in the business, operations,
prospects or financial condition of the Company that had or would reasonably be likely to have a material adverse effect on the business, operations, prospects, Properties, securities or financial condition of the Company or any Subsidiary; and

                           (ii) any damage, destruction or loss to the Company
or any Subsidiary (whether or not covered by insurance) that had or would reasonably be likely to have a material adverse effect on the business, operations, prospects, Properties, securities or financial condition of the Company or any Subsidiary.

                  (f) GRS shall have received the opinion of Shughart, Thomson & Kilroy, P.C. ("Sellers' Counsel"), counsel to the Company, the Subsidiaries and the Stockholders, dated as of the Closing Date, in form and substance reasonably satisfactory to GRS, as to the matters set forth on Exhibit J. In rendering such opinion, Sellers' Counsel may rely as to factual matters on certificates of officers, directors and shareholders of the Company and on certificates of governmental officials, and as to legal matters on opinions of other counsel reasonably acceptable to GRS.

                  (g) GRS shall have received the Company Financial Statements.

                  (h) The Net Book Value of the Company as determined by reference to the Closing Date Unaudited Balance Sheet shall be equal to or greater than $575,000. For purposes of this Agreement, Net Book Value shall mean the excess of the Company's total assets over the Company's total liabilities, determined in accordance with GAAP.

                  (i) The Working Capital of the Company as determined by reference to the Closing Date Unaudited Balance Sheet shall not be less than $389,000. For purposes of this Agreement, Working Capital shall mean the Company's

                           (i)  Current Assets less

                           (ii) its Current Liabilities determined in accordance
with GAAP.

                  (j) The Stockholders shall have executed and delivered to GRS the Escrow Agreement.

                  (k) GRS shall have received the executed Employment Agreement for J.R. Harrington and Kevin Scanlon.

                  (l) GRS shall have received the resignation of all of the members of the board of directors of the Company or any Subsidiary effective as of the Closing Date.

                  (m) All proceedings to be taken by Stockholders and the Company or any Subsidiary in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to GRS and its counsel, and GRS and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

                  (n) GRS shall have received written evidence, in form and substance satisfactory to GRS, of the consent to the transactions contemplated by this Agreement of all governmental, quasi-governmental and private third parties (including, without limitation, persons or other entities leasing real or personal property to the Company or any Subsidiary), except where the failure to have obtained any such consent would not have an adverse effect on the Company or GRS following the Closing.

                  (o) GRS shall be satisfied in its sole and absolute discretion with GRS' Due Diligence Investigation of the Company and shall have notified the Company in writing on or before July 1, 1998 that it has waived this condition precedent.

                  (p) GRS shall have determined, in its reasonable discretion, that all agreements between the Company and the Stockholders shall be on terms as favorable to the Company as the Company could have obtained pursuant to agreements with unaffiliated third parties.

                  (q) The Offering shall have been consummated on or before the Termination Date.

                  (r) All assets or the capital stock of H&S Investments, LLC shall have been transferred to the Company, an affiliate of the Company or to GRS, as directed by GRS in its reasonable discretion.

                  (s) GRS shall have received written evidence, in form and substance satisfactory to GRS, of the assignment and transfer of all the capital stock of ASM to the Company.


                                  ARTICLE VIII

                                    SURVIVAL

         Section 8.01. Survival of Representations and Warranties of the Company and the Stockholders. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party hereto and notwithstanding any knowledge of facts determined or determinable by any party hereto pursuant to such investigation or right of investigation, each of GRS, on the one hand, and the Company and the Stockholders, on the other hand, has the right to rely fully upon the representations, warranties, covenants and agreements of GRS or the Company its Subsidiaries and the Stockholders, as the case may be, contained in this Agreement, or in any certificate delivered pursuant to any of the foregoing; provided, that no party hereto shall be entitled to rely on any representation or warranty made by any other party hereto herein to the extent that such party has actual knowledge, and the other party or parties (or any of them) are not aware, that such representation or warranty is untrue or incorrect in any material respect. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder, and, except as otherwise specifically provided in this Agreement and, except for all representations and warranties of the Stockholders contained in Article IV and except with respect to the obligation to pay the Earn-Out Amount, if any, and the Basket Exclusions (as defined in Section 9.04), shall thereafter terminate and expire on the first anniversary of the Closing Date.

                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 9.01 Obligation of the Stockholders to Indemnify Subject to the limitations contained in Article VIII and Article IX hereof, the Stockholders, jointly and severally, agree to indemnify, defend and hold harmless GRS (and its Affiliates, successors and assigns and their respective officers and directors) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements, but offset by any proceeds from insurance and taking into account the present value of any tax savings to GRS or the Company resulting from such losses, liabilities, damages, deficiencies, costs or expenses) ("Losses") based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company or the Stockholders contained in this Agreement, (ii) liabilities for Taxes and
(iii) any liability arising out of any subsequent adjustment by any tax authorities with respect to items attributable to periods prior to the Closing Date.

         Section 9.02 Obligation of GRS to Indemnify. GRS agrees to indemnify, defend and hold harmless the Company and the Stockholders from and against any Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of GRS contained in this Agreement.

         Section 9.03 Notice and Opportunity to Defend.

                  (a) Notice of Asserted Liability. Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) obligated to provide indemnification pursuant to Section 9.01 or
9.02 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                  (b) Opportunity to Defend. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend the claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

                  (c) Disputes with Customers or Suppliers. Anything in Section 9.03(b) to the contrary notwithstanding, in the case of any Asserted Liability by any supplier, distributor, sales agent or customer of the Company with respect to the business conducted by the Company or any Subsidiary prior to the Closing in connection with which GRS may make a claim against the Stockholders for indemnification pursuant to Section 9.01, GRS shall give a Claims Notice with respect thereto but, unless GRS and the

Indemnifying Party otherwise agree, the Stockholders shall have the exclusive right at its option to defend, at their own expense, any such matter, subject to the duty of the Stockholders to consult with GRS and its attorneys in connection with such defense and provided that no such matter shall be compromised or settled by the Stockholders without the prior consent of GRS, which consent shall not be unreasonably withheld. GRS shall have the right to recommend in good faith to the Stockholders proposals to compromise or settle claims brought by a supplier, distributor or customer, and the Stockholders agree to present such proposed compromises or settlements to such supplier, distributor or customer. All amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and all amounts required to be paid in connection with any such compromise or settlement consented to by GRS , shall be borne and paid by the Stockholders. The parties agree to cooperate fully with one another in the defense, compromise or settlement of any Asserted Liability.

         Section 9.04 Limitations on Indemnification. The indemnification provided for in Sections 9.01 and 9.02 shall be subject to the following limitations:

                           (i)   The Stockholders shall not be obligated to pay
any amounts for indemnification under this Article IX arising out of any Losses based upon, arising out of or otherwise in respect of any inaccuracy or breach disclosed in writing to GRS and specifically waived in writing by GRS prior to the Closing.

                           (ii)  Neither GRS, the Company nor the Stockholders
shall be obligated to pay any amounts for indemnification under this Article IX, except those based upon, arising out of or otherwise in respect of Sections 3.02, 3.13, 3.21, 3.28, 5.22, 9.01 (ii) and (iii), 11.01 and 11.02 and Article
IV hereof (the "Basket Exclusions"), until the aggregate indemnification payments, exclusive of the Basket Exclusions, equals one percent (1%) of the Purchase Price (including the Earn-Out Amount, if any) (the "Basket Amount"), whereupon GRS, or the Company and Stockholders, as the case may be, shall be obligated to pay any indemnification payments, including the Basket Amount, in full. It is expressly understood that the Basket Amount shall serve as a "trigger" for indemnification and not as a "deductible" (for example, if the indemnity claims for which GRS or the Stockholders would, but for the provisions of this subparagraph (ii), be liable is in the aggregate amount of $100,000, and 1% of the Purchase Price is $70,000, the Stockholders would then be liable for the entire $100,000 and not just $30,000). This Section 9.04(ii) will not apply to any breach of any representations and warranties of which any party had actual Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by any party of any covenant or obligation, and GRS or the Stockholders, as the case may be, will be jointly and severally liable for all damages with respect to such breaches.

                           (iii) GRS, the Company and Stockholders shall be
obligated to pay the Basket Exclusions without regard to the individual or aggregate amounts thereof and without regard to whether the aggregate amount of all other indemnification payments shall have exceeded, in the aggregate, the Basket Amount.

                           (iv)  Notwithstanding anything to the contrary in
this Agreement, except with respect to any breach of the representations and warranties set forth in Article IV hereof, neither GRS nor the Stockholders and the Company shall have any obligation to indemnify the other parties for any breach of any representation, warranty or covenant under this Agreement for any amount of Losses in excess of $1,288,000.

                           (v)   After the Closing, the indemnification rights
set forth in this Article IX shall be each party's sole and exclusive remedy against the other party for any breach of any representation, warranty or covenant contained in this Agreement. Notwithstanding the foregoing, nothing herein shall prevent any party from bringing an action based upon allegations of fraud in connection with this Agreement. In the event an action based on allegations of fraud is brought, the prevailing party's attorneys' fees and costs shall be paid by the nonprevailing party.

                           (vi) GRS shall be deemed to have suffered Losses with
respect to accounts receivable reflected on the Closing Date Unaudited Balance Sheet only if and to the extent that such accounts receivable, except for Contract Retention, remain uncollected 180 days from the Closing Date. Contract Retention will be considered uncollectible, and be deemed a Loss, if it remains uncollected 350 days from the Closing Date. Because the Purchase Price is predicated upon the Company's adjusted earnings before interest and taxes ("EBIT"), GRS shall be deemed to have suffered Losses in an amount equal to the amount of such accounts receivable and Contract Retention which have not been collected within the time periods specified above. Any Losses claimed on such accounts receivable or Contract Retention will be credited back to the Escrow Fund based on the foregoing formula to the extent such accounts receivable or Contract Retention are recovered within the period of the Escrow Agreement. To the extent that GRS suffers Losses from the failure to collect accounts receivable of the Company or Contract Retention and such Losses result in a set-off from the Escrow Fund, the related accounts receivable or Contract Retention shall be assigned to the Stockholders following, and to the extent of, such set-off.

         Section 9.05 Set-Off Rights.

                  (a) Each Stockholder specifically agrees that, subject to initial compliance with the procedures of Section 9.03 and to Section 9.04 and paragraphs (b) and (c) of this Section 9.05, any claims for indemnification by GRS against the Stockholders (or any of them) hereunder shall be satisfied first against the Escrow Fund pursuant to the Escrow Agreement and second against the aggregate Earn-Out Amounts.

                  (b) GRS shall give Stockholders not less than fifteen (15) days' notice (the "GRS Notice") of its intention to deduct or set-off any amounts pursuant to this Section 9.05, including in such notice a description of GRS' indemnification claim. If none of the Stockholders object in writing to such deduction or set-off at least two business days prior to the date of the proposed set-off set forth in the GRS Notice (the "Set-Off Date"), then such proposed deduction or set-off shall become effective on such date and shall not be subject to further review, challenge or adjustment, absent fraud.

                  (c) If any of the Stockholders timely object in writing to the set-off proposed in the GRS Notice, and if GRS and the objecting Stockholder(s) are unable to resolve such dispute on or prior to the Set-Off Date, then (i) the proposed deduction or set-off shall be effective only as to undisputed amounts, and (ii) any undisputed amounts shall be retained in escrow to be held and disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement. In the event that a dispute among the parties arises pursuant to this
Section 9.05(c), the party who is later determined to have been in error in attempting to enforce or dispute the payment or set-off shall (i) pay the reasonable legal and accounting fees, costs and expenses incurred by the prevailing party in presenting, arguing and resolving such dispute and (ii) pay to the party to which such payment or set-off is determined to be payable an amount sufficient to equal a return at the rate of ten percent (10%) per annum on the disputed amount from the date payment of such amount was originally due through the date payment is actually made.


                                    ARTICLE X

                            POST-CLOSING OBLIGATIONS

         Section 10.01 Further Assurances. Following the Closing, each of the Company, any Subsidiary, the Stockholders and GRS shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

         Section 10.02 Publicity. None of the parties hereto shall issue or make, or cause to have issued or made, any public release or announcement concerning this Agreement or the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by each of the other parties, and the parties shall endeavor jointly to agree on the text of any announcement or circular so approved or required.

         Section 10.03 Access to Records. From and after the Closing, (i) each of the Stockholders shall (A) permit GRS and its authorized employees, agents, accountants, legal counsel and other representatives to have access to the books, records, files, agreements and other information in the possession of the Stockholders or their respective Affiliates, and (B) use his or her best efforts to permit GRS and its authorized employees, agents, accountants, legal counsel and other representatives to have access to the employees, counsel, accountants and other representatives of the Stockholders and their respective Affiliates, in each case, to the extent and at all times reasonably requested by GRS for the purpose of investigating or defending any claim made against the Stockholders or the Company in connection with periods ending on or before the Closing Date and
(ii) GRS shall use its best efforts to permit the Stockholders and their respective authorized employees, agents, accountants, legal counsel and other representatives to have access to the employees, counsel, accountants and other representatives of GRS, the Company, the Subsidiaries and their Affiliates, in each case, to the extent and at all times reasonably requested by the Stockholders, or any of them, for the purpose of investigating or defending any claim made against the Stockholders in connection with Article IX.


                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.01 Brokers. Regardless of whether the Closing shall occur,
(i) each Stockholder shall jointly and severally indemnify and hold harmless GRS and the Company and each Subsidiary from and against any and all liability for any brokers or finders' fees arising with respect to brokers or finders retained or engaged by the Company, any Subsidiary or any of the Stockholders in respect of the transactions contemplated by this Agreement, and (ii) GRS shall indemnify and hold harmless the Stockholders from and against any and all liability for any brokers' or finders' fees arising with respect to brokers or finders retained or engaged by GRS in respect of the transactions contemplated by this Agreement.

         Section 11.02 Costs and Expenses. Each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby; provided, that GRS shall pay the costs and expenses of preparing the Company Financial Statements.

         Section 11.03 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called "Notice") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

         GRS:                       General Roofing Services, Inc.
                                    951 South Andrews Avenue
                                    Pompano Beach, Florida  33069
                                    Attention: Mr. Gregg Wallick
                                    Telecopy No.: (954) 946-2583

         With a copy to:
                                    Baker & McKenzie
                                    701 Brickell Avenue, Suite 1600
                                    Miami, Florida  33131
                                    Attention: Andrew Hulsh, Esq.
                                    Telecopy No.: (305) 789-8953

         THE STOCKHOLDERS:          J.R. Harrington
                                    Harrington Roofing Company, Inc.
                                    P.O. Box 3412
                                    2820 Roe Lane
                                    Kansas City, Kansas  66103
                                    Telecopy No.: (913) 831-4001
         With a copy to:
                                    Shughart, Thomson & Kilroy, P.C.
                                    Twelve Wyandotte Plaza
                                    120 West 12th Street
                                    Kansas City, Missouri 84106
                                    Attention:  Michael B. Shteamer
                                    Telecopy No.: (816) 734-0509

Each of the above addresses for notice purposes may be changed by providing appropriate notice hereunder. Notice given by personal delivery or registered mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next normal business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed by the sender thereof promptly after transmission in writing by registered mail or personal delivery. Anything to the contrary contained herein notwithstanding, Notices to any party hereto shall not be deemed effective with respect to such party until such Notice would, but for this sentence, be effective both as to such party and as to all other persons to whom copies are provided above to be given.

         Section 11.04 Governing Law. The provisions of this Agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Florida (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). Each party hereto irrevocably submits to the jurisdiction of the Circuit Court located in Broward County, Florida, in any action or proceeding arising out of or relating to this Agreement or any of the Collateral Agreements, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court; provided, however, that matters which are under the exclusive jurisdiction of the Federal courts shall be brought in the Federal District Court for the Southern District of Florida. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement or any of the Collateral Agreements, and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         Section 11.05 Representations and Warranties. Each of the representations and warranties of each of the parties to this Agreement shall be deemed to have been made at the date hereof and at and as of the Closing Date.

         Section 11.06 Entire Agreement, Amendments and Waivers. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         Section 11.07 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         Section 11.08 Remedies. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute, or otherwise.

         Section 11.09 Exhibits and Schedules. The exhibits and schedules referred to herein are attached hereto and incorporated herein by this reference. Disclosure of a specific item in any one schedule shall be deemed restricted only to the Section to which such disclosure specifically relates except where (i) there is an explicit cross-reference to another Schedule, and
(ii) GRS could reasonably be expected to ascertain the scope of the modification to a representation intended by such cross-reference.

         Section 11.10 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 11.11 References. Whenever required by the context, and as used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification the person may require. References to monetary amounts and specific named statutes are intended to be and shall be construed as references to United States dollars and statutes of the United States of the stated name, respectively, unless the context otherwise requires.

         Section 11.12 Survival. Any provision of this Agreement which contemplates performance or the existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing for the time period set forth in Section 8.01 hereof and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

         Section 11.13 Attorneys' Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees (and sales taxes thereon, if any), including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

                                   ARTICLE XII

                                   DEFINITIONS

         Capitalized terms used in this Agreement shall have the respective meanings ascribed to such terms in this Article XII, unless otherwise defined in this Agreement.


         Section 12.01 Affiliate. The term "Affiliate" shall mean, with respect to any person, any other person controlling, controlled by or under common control with such person. The term "Control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person.

         Section 12.02 Collateral Agreements. The term "Collateral Agreements" shall mean any or all of the following agreements, the forms of which are attached hereto as exhibits to this Agreement:

Exhibit B - Escrow Agreement

Exhibit C - Lock-Up Agreement

Exhibit G - Employment Agreement for J.R. Harrington

Exhibit H - Employment Agreement for Kevin Scanlon

and any and all other agreements, instruments or documents required or expressly provided under this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement.

         Section 12.03 Company Assets. The term "Company Assets" shall mean, with respect to the Company, all of the Properties, Company Contracts, and Permits, that were Used by the Company as of the Balance Sheet Date and those Used by the Company at any time after that date until the Closing Date.

         Section 12.04 Contract Retention. The term "Contract Retention" shall mean any amounts withheld by customers from contract progress billing until final and satisfactory contract completion as determined by such customers.

         Section 12.05 Current Assets. The term "Current Assets" shall mean, with respect to the Company, cash and other assets that are expected to be converted into cash, sold or exchanged within one year from the Closing Date, including marketable securities, receivables, inventory and current prepayments
 .

         Section 12.06 Current Liabilities. The term "Current Liabilities" shall mean, with respect to the Company, all obligations of the Company that are required by their terms to be repaid within one year from the Closing Date.

         Section 12.07 Damages. The term "Damages" shall mean any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments (including without limitation income and other Taxes, interest, penalties and attorneys' and accountants' fees and disbursements).

         Section 12.08 Environmental Law. "Environmental Law" shall mean any governmental statute, law, ordinance, code, rule, regulation, order or decree relating to or imposing liability or standards of conduct as may now be in effect regarding any air emission, water discharge or use, storage, handling, generation or disposal of any Hazardous Substances, including, without limitation, the following, and all regulations promulgated thereunder or in connection therewith: the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Used Oil Recycling Act, the Occupational Safety and Health Act, the Federal Safe Drinking Water Act, the Federal Water Pollution Control Act, the Oil Pollution Act, the Emergency Planning and Community Right-to-Know Act, and all other federal, state, tribal and local laws, rules and regulations relating to protection of human health and the environment, reclamation of land, wetlands and waterways or relating to the use, storage, emissions, discharge, clean-up or release of Hazardous Substances on or into the work-place or the environment (including, without limitation, ambient air, oceans, waterways, wetlands, surface water, ground water (tributary and nontributary), land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of contaminants, as all of the foregoing may be amended, supplemented and reauthorized from time to time.

         Section 12.09 GAAP. The term "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with past practices (except for the omission of footnotes in any interim financial statements).

         Section 12.10 Governmental Authorities. The term "Governmental Authorities" shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

         Section 12.11 Hazardous Substances. "Hazardous Substances" shall mean industrial, toxic or hazardous substances or wastes or other pollutants, contaminants, petroleum products, asbestos, polychlorinated biphenyls ("PCBs") or chemicals, all as defined and regulated under Environmental Law.

         Section 12.12 Knowledge. The term "Knowledge" shall mean the actual knowledge of a party or, in the case of the Company or GRS, any of their respective directors or executive officers with respect to the representation being made, and such knowledge of any such persons as reasonably should have obtained upon due investigation and inquiry into the representation being made.

         Section 12.13 Legal Requirements. The term "Legal Requirements", when described as being applicable to any person, shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any contracts with, any Governmental Authority, in each case as and to the extent applicable to such person or such person's business, operations or Properties.

         Section 12.14 Permits. The term "Permits" shall mean any and all permits or orders under any Legal Requirement or otherwise granted by any Governmental Authority.

         Section 12.15 Properties. The term "Properties" shall mean any and all properties and assets (real, personal or mixed, tangible or intangible).

         Section 12.16 Proportionate Share. The term "Proportionate Share" shall mean each Stockholder's respective percentage ownership interest in the Company as set forth on Exhibit A.

         Section 12.17 Regulations. The term "Regulations" shall mean any and all regulations promulgated by the Department of the Treasury pursuant to the Code.

         Section 12.18 Taxes. The term "Taxes" means any federal, states, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         Section 12.19 Tax Returns. The term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         Section 12.20 Used. The term "Used" shall mean, with respect to the Properties, Company Contracts or Permits of the Company, those owned, leased, licensed or otherwise held by the Company which were acquired for use or held for use by the Company in connection with the Company's business and operations, whether or not reflected on the Company's books of account.


         EXECUTED as of the date first written above.

                                    GENERAL ROOFING SERVICES, INC.

                                    By: /s/ Gregg Wallick
                                        ------------------------------
                                        Gregg Wallick, President


                                    COMPANY:

                                    HARRINGTON-SCANLON
                                    ROOFING COMPANY, INC.


                                    By:
                                       -------------------------------
                                    Name:
                                         -----------------------------
                                    Title:
                                          ----------------------------


                                    STOCKHOLDERS:


                                    /s/ J.R. Harrington
                                    ----------------------------------
                                    J.R. Harrington


                                    /s/ Kevin Scanlon
                                    ----------------------------------
                                    Kevin Scanlon

                                    EXHIBIT A


                                                                     Purchase Price
Name                                     Number of Shares              Allocation
----                                     ----------------            --------------
J. R. Harrington                               510                         51%
Kevin Scanlon                                  490                         49%
Total........................                1,000                        100%

                                    EXHIBIT D


                                   ARTICLE III

       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS

         The Company and the Stockholders, jointly and severally, represent and warrant to GRS that:

         Section 3.01 Corporate Existence and Qualification: Corporate Documents

                  (a) The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of Kansas, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction where the failure to so qualify would have a material adverse effect on the Company. The Company and each Subsidiary has all required corporate power and authority to own its Properties and to carry on its business as presently conducted. The Articles of Incorporation and By-laws of the Company and each Subsidiary, copies of which are attached as Schedule 3.01(a), are complete and reflect all amendments thereto through the date hereof.

                  (b) The stock and minute books of the Company and each Subsidiary that have been made available to GRS for review contain a complete and accurate record of all stockholders of the Company and each Subsidiary and all material actions of the stockholders and directors (and any committees thereof) taken at meetings of stockholders or directors of the Company and each Subsidiary.

                  (c) The Company does not have any subsidiaries, participate in any partnership or joint venture, or own any outstanding capital stock of any other corporation other than Harrington-Nissen Roofing Co., Architectural Sheet Metal, Inc. and HS Investments LLC.

         Section 3.02 Capitalization and Ownership. As of the date of this Agreement, the entire authorized capital stock of the Company consists of 50,000 shares of Company Common Stock, par value $1.00 per share. The issued and outstanding shares of Company Common Stock are owned of record and beneficially by the Stockholders shown on Exhibit A hereof. All of the issued and outstanding capital stock of the Subsidiaries is owned by the Company. All of the presently outstanding shares of capital stock of the Company have been validly authorized and issued and are fully paid and nonassessable. Neither the Company nor any Subsidiary has issued any other shares of its capital stock and there are no outstanding options, warrants, subscriptions or other rights or obligations to purchase or acquire any of such shares, nor any outstanding securities convertible into or exchangeable for such shares, except as set forth on
Schedule 3.02. Except as contemplated under this Agreement, there are no agreements to which the Company or any Subsidiary is a party regarding the issuance, registration, voting or transfer of its outstanding shares of its capital stock. Except for possible dividends to be issued in connection with the Excluded Assets as described in Section 1.04 and dividends related to the payment of the Stockholders' tax liabilities with respect to earnings of the Company up to the Closing Date, each and all of which shall be subject to the prior written approval of GRS, no dividends are accrued but unpaid on any capital stock of the Company.

         Section 3.03 No Preemptive Rights; Registration Rights. There are no preemptive rights affecting the issuance or sale of the Company Common Stock.

         Section 3.04 No Company Defaults or Consents. Except as otherwise set forth in Schedule 3.04 attached hereto, neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will:

                           (i) violate or conflict with any of the terms,
conditions or provisions of the Articles of Incorporation or bylaws of the Company or any Subsidiary;

                           (ii)  violate any Legal Requirements applicable to
the Company or any Subsidiary;

                           (iii) violate, conflict with, result in a breach of,
constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any Company Contract or Permit applicable to the Company or any Subsidiary;

                           (iv)  result in the creation of any lien, charge or
other encumbrance on the shares of capital stock or any Property of the Company or any Subsidiary; or

                           (v)   require any of the Stockholders or the Company
or any Subsidiary to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority. Any and all consents required to be obtained by the Company or any Subsidiary as set forth in Schedule 3.04 shall be obtained and copies thereof delivered to GRS upon execution of this Agreement.

         Section 3.05 No Proceedings. Except as set forth on Schedule 3.05, no suit, action or other proceeding is pending or, to the Knowledge of the Company or the Stockholders, threatened before any Governmental Authority seeking to restrain any of the Stockholders or prohibit their entry into this Agreement or prohibit the Closing, or seeking damages against the Company or any Subsidiary or its Properties, as a result of the consummation of the transactions contemplated by this Agreement.

         Section 3.06 Financial Statements. Attached as Schedule 3.06 are true and correct copies of the Company's (i) Closing Date Unaudited Balance Sheet,
(ii) unaudited consolidated balance sheets as of March 31, 1998 (the "Interim Company Balance Sheet") and the related statements of income and stockholders' equity for the three months ended March 31, 1998 (the "Interim Company Financial Statements"), as well as (iii) the Company's consolidated balance sheet and statements of income, stockholders' equity and cash flow as of and for each of the three fiscal years ended December 31, 1997 (the "Company Financial Statements"). The Company Financial Statements (i) have been prepared from the books and records of the Company and the Subsidiary, (ii) present fairly the consolidated financial condition of the Company and its results of operations as at and for the respective periods then ended, and (iii) have been prepared in accordance with GAAP.

         Section 3.07 Liabilities and Obligations. Except as set forth in
Schedule 3.07, the Company Financial Statements reflect all consolidated liabilities of the Company as determined in accordance with generally accepted accounting principles arising out of transactions effected or events occurring on or prior to the date of the Interim Company Balance Sheet, except for liabilities not exceeding $10,000 in the aggregate. All reserves shown in the Company Financial Statements are appropriate and reasonable to provide for losses thereby contemplated. Except as set forth in the Company Financial Statements (including the Notes thereto), neither the Company nor any Subsidiary is liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity.

         Section 3.08 Accounts Receivable. Except as otherwise set forth in
Schedule 3.08, the accounts receivable reflected on the Interim Company Balance Sheet and all accounts receivable arising between the date of the Interim Company Balance Sheet (the "Interim Company Balance Sheet Date") and the date hereof, arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered and performed to the account of the obligors, and no further filings (with Governmental Authorities, insurers or others) are required to be made, no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle the Company or any Subsidiary to collect the accounts receivable in full. No such account has been assigned or pledged to any other person, firm or corporation, and, except only to the extent fully reserved against as set forth in the Interim Company Balance Sheet, no defense or setoff to any such account has been asserted by the account obligor.

         Section 3.09 Employee Matters.

                  (a) Schedule 3.09(a) contains a complete and accurate list of the names, titles and compensation of all executive officers of the Company and each Subsidiary, regardless of compensation levels, and other employees who are currently compensated at a rate in excess of $50,000 per year (including any reasonably anticipated bonus) or who earned in excess of $50,000 during the Company's fiscal year ended December 31, 1997 (collectively, the "Company Key Employees"). In addition, Schedule 3.09(a) contains a complete and accurate description of (i) all increases in compensation of the Company Key Employees during the fiscal years of the Company ending December 31, 1997 and December 31, 1996, respectively, and (ii) any promised increases in compensation of the Company Key Employees that have not yet been effected.

                  (b) Schedule 3.09(b) contains a complete and accurate list of all Compensation Plans sponsored by the Company and each Subsidiary or to which the Company and each Subsidiary contributes on behalf of its employees, other than Employee Benefit Plans listed in Schedule 3.10. As used herein, "Compensation Plans" shall mean and include, without limitation, plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options.

                  (c) Schedule 3.09(c) contains a complete and accurate list of all Employment Agreements. As used in this Section 3.09(c) and in Section 3.09(e) hereof, "Employment Agreements" shall mean and include, without limitation, employee leasing agreements, employee services agreements and noncompetition agreements to which the Company or any Subsidiary is a party.

                  (d) The Company has provided GRS with a complete and accurate list of all significant written employee policies and procedures of the Company and each Subsidiary.

                  (e) To the Knowledge of the Company, no unwritten material amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans, Employment Agreements or employee policies and procedures.

                  (f) To the Knowledge of the Company, except as set forth in
Schedule 3.09(f), the Company and each Subsidiary (i) has been and is in material compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not liable in any material amount for any arrears of wages or penalties for failure to comply with any of the foregoing. Neither the Company nor any Subsidiary has engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices. To the Knowledge of the Company, there are no (i) material unfair labor practice charges or complaints or racial, color, religious, sex, national origin, race or handicap discrimination charges or complaints pending or threatened against the Company or any Subsidiary before the National Labor Relations Board or any similar state or foreign commission or agency or (ii) existing or threatened material labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company or any Subsidiary.

                  (g) Except as set forth on Schedule 3.09(g), neither the Company nor any Subsidiary has ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Company or any Subsidiary are represented by any union, labor organization or collective bargaining unit. No employees of the Company or any Subsidiary have threatened to organize or join a union, labor organization or collective bargaining unit.

                  (h) Except as disclosed on Schedule 3.09(h), no Company Key Employee has indicated his or her desire or intent to terminate employment with the Company, and the Company has no present intent of terminating the employment of any Company Key Employee.

         Section 3.10 Employee Benefit Matters.

                  (a) Schedule 3.10 contains a complete and accurate list of all Employee Benefit Plans sponsored by the Company or any Subsidiary or to which the Company or any Subsidiary contributes on behalf of its employees and all Employee Benefit Plans previously sponsored or contributed to on behalf of its employees within the three years preceding the date hereof. No unwritten amendment exists with respect to any Employee Benefit Plan. For purposes of this Agreement an "Employee Benefit Plan" means each employee benefit plan, as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (b) Each Employee Benefit Plan has been administered and maintained in compliance with all laws, rules and regulations, except for such noncompliance that would not have a material adverse effect on the Company or any Subsidiary. To the Knowledge of the Company no Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency. To the Knowledge of the Company, no prohibited transactions (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code")) have occurred with respect to any Employee Benefit Plan. No pending or, to the Knowledge of the Company, threatened, claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

                  (c) The Company and each Subsidiary has received a favorable determination letter or ruling from the Internal Revenue Service for each Employee Benefit Plan intended to be qualified within the meaning of Section 401
(a) of the Code and/or tax exempt within the meaning of Section 501(a) of the Code, which letter or ruling is current and covers all required amendments to each such Employee Benefit Plan through the Closing Date. No proceedings exist or, to the Knowledge of the Company, have been threatened that could result in the revocation of any such favorable determination letter or ruling.

                  (d) No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a "controlled group" (as defined in Section 414(b) of the Code ("Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. With respect to each Employee Benefit Plan described in Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued benefits as of the date hereof. Neither the Company, any Subsidiary nor any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA. Neither the Company, any Subsidiary nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (e) No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

                  (f) Neither the Company nor any Subsidiary has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired from employment with the Company or any Subsidiary.

         Section 3.11 Absence of Certain Changes. Except as set forth in
Schedule 3.11, from the Interim Company Balance Sheet Date to the date of this Agreement, neither the Company nor any Subsidiary has:

                  (a) suffered any material adverse change, whether or not caused by any deliberate act or omission of the Company, or any Stockholder, in its condition (financial or otherwise), operations, assets, liabilities, business or prospects;

                  (b) contracted for the purchase of any capital assets having a cost in excess of $25,000 or paid any capital expenditures in excess of $25,000, except in the ordinary course of business consistent with past practice;

                  (c) incurred any indebtedness for borrowed money or issued or sold any debt securities, except in the ordinary course of business consistent with past practice;

                  (d) incurred or discharged any liabilities or obligations except in the ordinary course of business consistent with past practice;

                  (e) paid any amount on any indebtedness prior to the due date, forgiven or canceled any debts or claims or released or waived any rights or claims, except in the ordinary course of business consistent with past practice;

                  (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its Properties or Company Assets, except in the ordinary course of business consistent with past practice;

                  (g) suffered any damage or destruction to or loss of any Company Assets (whether or not covered by insurance) that has materially adversely affected, or could materially adversely affect, its business;

                  (h) acquired or disposed of any Company Assets except in the ordinary course of business consistent with past practice or as permitted by
Section 1.04 hereof;

                  (i) written up or written down the carrying value of any of the Company Assets, except in the ordinary course of business consistent with past practice;

                  (j) changed any accounting principles methods or practices followed or changed the costing system or depreciation methods of accounting for the Company Assets;

                  (k) waived any material rights or forgiven any material claims;

                  (l) lost, terminated or experienced any change in the relationship with any employee, customer, joint venture partner or supplier, which termination or change has materially and adversely affected, or could reasonably be expected to materially and adversely affect, its business or Company Assets;

                  (m) increased the compensation of any director or officer;

                  (n) increased the compensation of any employee except in the ordinary course of business consistent with past practice;

                  (o) made any payments to or loaned any money to any person or entity except in the ordinary course of business consistent with past practice;

                  (p) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

                  (q) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such rights or paid any dividends or made any distribution to the holders of the Company's or any Subsidiary's capital stock;

                  (r) entered into any material agreement with any person or group, or modified or amended in any material respect the terms of any material existing agreement except in the ordinary course of business consistent with past practice;

                  (s) entered into, adopted or amended any Employee Benefit Plan; or

                  (t) entered into any agreement (written or oral) to do any of the foregoing, except in the ordinary course of business consistent with past practice.

         Section 3.12 Commitments. (a) Except the material contracts, agreements, commitments and other arrangements, whether oral or written, to which the Company or any Subsidiary is a party (the "Company Contracts") set forth in Schedule 3.12, neither the Company nor any Subsidiary has entered into, nor is the capital stock, the assets or the business of the Company or any Subsidiary bound by, whether or not in writing, any

                           (i)    partnership or joint venture agreement;

                           (ii)   deed of trust or other security agreement,
except in the ordinary course of business;

                           (iii)  guaranty or suretyship, indemnification or
contribution agreement or performance bond;

                           (iv)   employment, consulting or compensation
agreement or arrangement, including the election or retention in office of any director or officer;

                           (v)    labor or collective bargaining agreement;

                           (vi)   debt instrument, loan agreement or other
obligation relating to indebtedness for borrowed money or money lent or to be lent to another, except in the ordinary course of business;

                           (vii)  deed or other document evidencing an interest
in or contract to purchase or sell real property;

                           (viii) agreement with dealers or sales or commission
agents, investment bankers, financial advisors, business brokers, public relations or advertising agencies, accountants or attorneys, except with respect to confidentiality agreements;

                           (ix)   lease of real or personal property, whether as
lessor, lessee, sublessor or sublessee, except in the ordinary course of business and excluding the real estate leases set forth on Schedule 3.15(c);

                           (x)    agreement between the Company, any Subsidiary
and any Affiliate;

                           (xi)   agreement relating to any material matter or
transaction in which an interest is held by a person or entity that is an Affiliate of the Company or any Subsidiary;

                           (xii)  any agreement for the acquisition of services,
supplies, equipment or other personal property and involving more than $25,000 in the aggregate, except in the ordinary course of business;

                           (xiii) powers of attorney;

                           (xiv)  contracts containing noncompetition covenants;

                           (xv)   any other contract or arrangement that
involves either an unperformed commitment in excess of $5,000 or that terminates more than thirty (30) days after the date hereof, except in the ordinary course of business;

                           (xvi)  agreement relating to any material matter or
transaction in which an interest is held by any person or entity referred to in
Section 3.23 hereof; or

                           (xvii) any other agreement or commitment not made in
the ordinary course of business that is material to the business or financial condition of the Company or any Subsidiary.

True, correct and complete copies of the written Company Contracts, and true, correct and complete written descriptions of the oral Company Contracts, have heretofore been delivered or made available to GRS in accordance with, and subject to the limitations of, GRS' Due Diligence Investigation. There are no existing material defaults, material events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute material defaults by the Company, and no material penalties have been incurred nor are amendments pending, with respect to the Company Contracts. The Company Contracts are in full force and effect and are valid and enforceable obligations of the Company, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity). The Company has not received notice of any material default with respect to any Company Contracts. For the purposes of this Section 3.12(a), the term "material" shall mean a condition the existence or breach of which could result in damage or loss to the Company valued in excess of $5,000 individually or $25,000 in the aggregate.

                  (b) Except as contemplated hereby, neither the Company nor any Subsidiary has received notice of any plan or intention of any other party to any Company Contract to exercise any right to cancel or terminate any Company Contract. Neither the Company nor any Subsidiary currently contemplates, or has reason to believe any person or entity currently contemplates, any amendment or change to any Company Contract. None of the customers, joint venture partners or suppliers of the Company or any Subsidiary has refused, or communicated that it will or may refuse, to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, the Company or any Subsidiary.

         Section 3.13 Insurance. Each of the Company and any Subsidiary has had in effect, and will maintain through the Closing Date, comprehensive insurance coverage with respect to all completed operations of the Company and each Subsidiary. The Company has previously made available to GRS all insurance policies of the Company. All of such policies are valid and enforceable against the Company, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

         Section 3.14 Patents, Trade-marks, Service Marks and Copyrights.

                  (a) Except as set forth on Schedule 3.14(a), the Company and each Subsidiary owns all patents, trade-marks, service marks and copyrights (collectively "Proprietary Rights"), if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others. Set forth in Schedule 3.14(a) is a true and correct description of all Proprietary Rights.

                  (b) The Company and each Subsidiary has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties and, upon the consummation of the Stock Purchase, GRS will have the right to use all Proprietary Rights without any obligation to pay any additional amounts whatsoever. Use of the Proprietary Rights does not require the consent of any other person and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right. Each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

         Section 3.15 Title to Assets; Condition of Assets.

                  (a) A description of all interests in real property owned by the Company and each Subsidiary is set forth in Schedule 3.15(a).

                  (b) Except as disclosed on Schedule 3.15(b), the Company and each Subsidiary has good and marketable title to the Company Assets, including, without limitation, those reflected on the Interim Balance Sheet (other than those since disposed of in the ordinary course of business), free and clear of all security interests, liens, charges and other encumbrances, except for (i) liens for taxes not yet due and payable or being contested in good faith in appropriate proceedings, and (ii) encumbrances that are incidental to the conduct of its businesses or ownership of property, not incurred in connection with the borrowing of money or the obtaining of credit, and which do not in the aggregate materially detract from the value of the assets affected or materially impair their use by the Company or any Subsidiary. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company or any Subsidiary are in good operating condition and repair, normal wear and tear excepted, are adequate and sufficient for the Company's and each Subsidiary's business and conform in all material respects with all applicable ordinances, regulations and laws relating to their use and operation.

                  (c) A listing of all real property leases, their terms and total lease payments is attached hereto as Schedule 3.15(c). The Company and each Subsidiary enjoys peaceful and undisturbed possession under all real property leases under which the Company and each Subsidiary is operating, and all such leases are valid and subsisting and none of them is in default, except for those defaults, which, individually or in the aggregate, would not have a material adverse effect upon the Company or each Subsidiary.

         Section 3.16 Compliance with Laws. The Company and each Subsidiary has all material franchises, Permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its businesses as presently conducted. The business and operations of the Company and each Subsidiary have been and are being conducted in accordance in all material respects with all applicable laws, rules and regulations, and neither the Company or any Subsidiary is in violation of any judgment, law or regulation except where any such violation would not have a material adverse effect on the Company's consolidated results of operations, business, assets or financial condition.

         Section 3.17 Litigation: Default. Except as otherwise set forth in
Schedule 3.17, there are no claims, actions, suits, investigations or proceedings against the Company or any Subsidiary pending or, to the Knowledge of the Company or any Subsidiary, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that could reasonably be expected to have a material adverse effect (whether covered by insurance or not) on the business, operations, prospects, Properties, securities or financial condition of the Company or any Subsidiary. Except as otherwise set forth in Schedule 3.17, neither the Company or any Subsidiary is in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would (i) constitute a default under, or breach or violation of, any Company Contract and each Subsidiary or any Legal Requirement or Permit applicable to the Company or any Subsidiary, or (ii) accelerate or permit the acceleration of the performance required under, or give any other party the right to terminate, any Company Contract, other than defaults, breaches, violations or accelerations that would not have a material adverse effect on the business, operations, prospects, Properties, securities or financial condition (a "Material Adverse Effect") of the Company or any Subsidiary.

         Section 3.18 Environmental Matters.

                  (a) Except as listed in Schedule 3.18(a), to the Knowledge of the Company, there are no PCBs, TCE, PCE, or asbestos containing materials generated, used, treated, stored, maintained, disposed of, or otherwise deposited in, or located on any premises at which the Company's or the Subsidiary's business (the "Company Business") is or was, or at which the business or, to the Knowledge of the Company, its predecessors was, located which would have a Material Adverse Effect on the Company.

                  (b) Except as described in Schedule 3.18(b), there are and were no underground storage tanks used, stored, maintained, located on any premises at which Company Business is or was, or, to knowledge of the Company, at which the business of its predecessors was, located which would have a Material Adverse Effect on the Company or the Subsidiary. With respect to underground storage tanks, Schedule 3.18(b) sets forth the size, location, construction, installation date, use and testing history of all underground storage tanks (whether or not excluded from regulation under Environmental Law), including all underground storage tanks in use, out of service, closed, abandoned, decommissioned, or sold to a third party.

                  (c) Except as listed in Schedule 3.18(c), to the Knowledge of the Company, there has been no "release" as defined in 42 U.S.C. 9601(22) or, to the best knowledge of the Company, threat of a "release" of any Hazardous Substance on, from or under any premises from which (i) the Company's operations have been or are being conducted related to the Company Business. or (ii) to the Knowledge of the Company, the operations of any predecessor of the Company or any Subsidiary which would have a Material Adverse Effect on the Company or any Subsidiary.

                  (d) Except as listed in Schedule 3.18(d), the Company, any Subsidiary and their respective predecessors have not received written notice alleging any potential liability with respect to the contamination, investigation, or cleanup of any site at which Hazardous Substances have been or have alleged to have been generated, treated, stored, discharged, emitted or disposed of and, to the Knowledge of the Company, there are no past or present events, facts, conditions or circumstances which may interfere with or prevent material compliance by the Company or any Subsidiary with Environmental Law, or with any order, decree, judgment, injunction, notice or demand issued, entered, promulgated or approved thereunder, or which may give rise to any liability under applicable law including, without limitation, any Environmental Law, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, process, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of Hazardous Substances by the Company or, to the Knowledge of the Company, by any predecessor of the Company or any Subsidiary, as a result of any act or omission of the Company or any Subsidiary or their respective predecessors related to the Company Business.

                  (e) Except as disclosed in Schedule 3.18(e), all of the Company's, each Subsidiary's and, to the Knowledge of the Company, their predecessors', Hazardous Substances disposal and recycling practices related to the Company Business have been accomplished in material compliance with all applicable Environmental Laws.

         The Company's representation(s) with respect to this Section 3.18 shall not be interpreted to imply that GRS has constructive knowledge regarding any aspect of the Company Business with respect to environmental matters nor to limit the scope of any of the Company's or any Stockholders' representations under this Agreement. No such due diligence examination or related activities of, or on behalf of, GRS however, shall constitute a waiver or relinquishment by GRS of its right to rely upon the Company's or any Stockholders' representations, warranties, covenants and agreements as made herein or pursuant hereto, and no such disclosure shall constitute an assumption by GRS of any conditions or liabilities, and such disclosure shall not relieve the Company or any Stockholder of its duties and obligations hereunder.

         Section 3.19 Banks. Schedule 3.19 sets forth (i) the name of each bank, trust company or other financial institution and stock or other broker with which the Company or any Subsidiary has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box or vault, and (iv) the names of all persons authorized by proxies, powers of attorney or other like instrument to act on behalf of the Company or any Subsidiary in matters concerning any of its business or affairs. Except as otherwise set forth in Schedule 3.19, no such proxies, powers of attorney or other like instruments are irrevocable.

         Section 3.20 Suppliers and Customers Sales. Schedule 3.20 sets forth all the Company's and each Subsidiary's material suppliers, together with the dollar amount of goods purchased by the Company from each such supplier during the twelve month period ended December 31, 1997 as well as each of the principal customers of the Company and each Subsidiary. Except as otherwise set forth in
Schedule 3.20, since December 31, 1997, there has been no material adverse change in the business relationship of the Company or any Subsidiary with any supplier or customer named in Schedule 3.20. Except as disclosed on Schedule 3.20, no customer or supplier named in Schedule 3.20 has terminated or materially altered, or notified the Company or any Subsidiary of any intention to terminate or materially alter, its relationship with the Company, and the Company has no reason to believe that any such customer or supplier will terminate or materially alter its relationship with the Company or any Subsidiary or to materially decrease its services or supplies to the Company or any Subsidiary or its direct or indirect usage of the services of the Company or any Subsidiary. For purposes of Sections 3.20 and 3.23, "material suppliers" refers to suppliers from whom the Company purchased five percent (5%) or more of the total amount of the goods purchased by the Company or any Subsidiary during the twelve month period ended December 31, 1997 and "principal customers" refers to customers who accounted for 5% or more of the Company's total consolidated revenues during the twelve month period ended December 31, 1997.

         Section 3.21 Brokerage. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Company, any Subsidiary or any Stockholder.

         Section 3.22 Disclosure; Due Diligence. This Agreement and the Exhibits and Schedules hereto, when taken as a whole with other documents and certificates furnished by the Company, any Subsidiary or the Stockholders to GRS or its counsel, do not contain any untrue statement of material fact or omit any material fact necessary in order to make the statements therein not misleading; provided, however, certain materials provided to GRS contain projections and estimates of future events, and such projections and estimates have been based upon certain assumptions that management of the Company made in good faith and believed are reasonable at the time such materials were prepared.

         Section 3.23 Ownership Interests of Interested Persons. Except as set forth in Schedule 3.23, no director or executive officer of the Company or any Subsidiary or their respective spouses or children, owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any principal customer or material supplier which has a business relationship with the Company or any Subsidiary or any organization that has a material contract or arrangement with the Company or any Subsidiary.

         Section 3.24 Investments in Competitors. No director or executive officer of the Company or any Subsidiary owns directly or indirectly any material interest or has any investment equal to 5% or more of the outstanding voting securities in any corporation, business or other person that is a direct competitor of the Company or any Subsidiary.

         Section 3.25 Certain Payments. Neither the Company nor any Subsidiary, nor any director, officer or employee of the Company or any Subsidiary, has paid or caused to be paid, directly or indirectly, in connection with the business of the Company: (a) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or (b) any material contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

         Section 3.26 Government Inquiries. Except as set forth on Schedule 3.26, there have been no material inspection reports, questionnaires, inquiries, demands or requests for information received by the Company or any Subsidiary from, or any material statement, report or other document filed by the Company or any Subsidiary with, the federal government or any federal administrative agency (including but not limited to, the Justice Department, Internal Revenue Service, Department of Labor, Occupational Safety and Health Administration, Federal Trade Commission, National Labor Relations Board, and Interstate Commerce Commission), any state securities administrator or any local or state taxing authority.

         Section 3.27 Other Transactions. Neither the Company, the Stockholders nor any Subsidiary has entered into any agreements or arrangements and there are no pending offers or discussions concerning or providing for the merger or consolidation of the Company or all or any substantial portion of its assets, the sale by the Company or any Subsidiary or any Stockholder of any securities of the Company or any Subsidiary or any similar transaction affecting the Company or any Subsidiary or the Stockholders.

         Section 3.28 Tax Matters.

                  (a) Except as set forth in Schedule 3.28:

                           (i)   the Company and each Subsidiary has timely
filed all federal income Tax Returns, and all other material Tax Returns which it is required to file under applicable laws and regulations;

                           (ii)  all such Tax Returns are true and accurate in
all material respects;

                           (iii) the Company and each Subsidiary has paid all
Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party, except where the amounts of such unpaid Taxes or the amounts that have not been withheld and paid over do not, in the aggregate, exceed $25,000;

                           (iv)  the accrual for Taxes on the Closing Date
Unaudited Balance Sheet is sufficient to pay in full all liabilities for Taxes of the Company and each Subsidiary related to periods prior to the Closing;

                           (v)   the federal income Tax Returns of the Company
have been filed through December 31, 1997, and, as of the date hereof, none of such Tax Returns has been audited; and

                           (vi)  the Company and each Subsidiary has disclosed
in its federal income Tax Returns, all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of IRC ss. 6662.

                  (b) To the Knowledge of the Company, no claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company and each Subsidiary is or may be subject to taxation by that jurisdiction.

                  (c) To the Knowledge of the Company:

                           (i)   there are no foreign, federal, state or local
Tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any Subsidiary;

                           (ii)  no information related to Tax matters has been
requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company or any Subsidiary from any foreign, federal, state or local taxing authority; and

                           (iii) there are no material unresolved claims
concerning the Company's or any
Subsidiary's Tax liability.

                  (d) No waivers of statutes of limitation have been given or requested with respect to the Company in connection with any Tax Returns covering the Company or any Subsidiary, except where such waiver would not have a material adverse effect on the Company or any Subsidiary.

                  (e) Neither the Company nor any Subsidiary has executed or entered into a closing agreement pursuant to IRC ss. 7121 or any predecessor provision thereof or any similar provision of state, local or foreign law; nor has the Company agreed to or is required to make any adjustments pursuant to IRC ss. 481(a) or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any Subsidiary. The Company has no knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any knowledge with respect to any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company.

                  (f) Neither the Company nor any Subsidiary has made an election under IRC ss. 341(f).

                  (g) Neither the Company nor any Subsidiary is liable for the Taxes of another person.

                  (h) Neither the Company nor any Subsidiary is a party to any Tax sharing agreement.

                  (i) Neither the Company nor any Subsidiary has made any payments nor is it obligated to make payments nor is it a party to an agreement that could obligate it to make any payments that would not be deductible under IRC ss. 280G.

                  (j) The Company shall prepare and permit GRS to review, comment on and approve the federal and state income Tax Returns for the Company and its Subsidiaries for the period ending on or before the Closing Date, and shall make such revisions to such Tax Returns as are reasonably requested by GRS.

                  (k) GRS, the Company and its Subsidiaries, if any, and the Stockholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 3.28 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding an making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (l) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York State Gains Tax, New York City Transfer Tax, if applicable, and any similar Tax imposed in other states or subdivisions), shall be paid by the Stockholders when due, and the Stockholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, GRS will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

                                    EXHIBIT E

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

         Each Stockholder represents and warrants to GRS as follows:

         Section 4.01 Title to the Shares. As of the Closing Date, such Stockholder shall own beneficially and of record, free and clear of any lien, option or other encumbrance, the shares of Company Common Stock set forth opposite such Stockholders' name on Exhibit A hereof, and, upon consummation of the Stock Purchase, GRS will acquire good and valid title thereto, free and clear of any lien or other encumbrance.

         Section 4.02 Authority to Execute and Perform Agreement. Such Stockholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully such Stockholders' obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and is a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity). The execution and delivery by such Stockholder of this Agreement and the performance by such Stockholder of this Agreement in accordance with its terms and conditions will not (i) require the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person; or (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any statute, regulation, order, judgment or decree applicable to such Stockholder or to the shares of Company Common Stock held by such Stockholder, or any instrument, contract or other agreement to which such Stockholder is a party or by or to which such Stockholder is or the shares of Company Common Stock held by such Stockholder are bound or subject.

         Section 4.03 No Stockholder Defaults or Consents. The execution and delivery of this Agreement and the Collateral Agreements by such Stockholder and the performance by such Stockholder who is a party thereto of his or her obligations hereunder and thereunder will not violate any provision of law or any judgment, award or decree or any indenture, agreement or other instrument to which such Stockholder is a party, or by which such Stockholder or any properties or assets of such Stockholder is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the properties or assets of such Stockholder. Any and all consents required to be obtained by such Stockholder as set forth in Schedule 4.03 shall be obtained and copies thereof delivered to GRS upon execution of this Agreement.

         Section 4.04 Investment Representations

                  (a) Such Stockholder is acquiring the shares of GRS Common Stock to be issued to it pursuant to the Stock Purchase (the "GRS Shares") for its own account and not on behalf of any other person; such Stockholder is aware and acknowledges that the GRS Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold unless the GRS Shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available;

                  (b) Such Stockholder has been furnished all information that it deems necessary to enable it to evaluate the merits and risks of an investment in GRS; such Stockholder has had a reasonable opportunity to ask questions of and receive answers from GRS concerning GRS and the GRS Shares, and all such questions, if any, have been answered to the full satisfaction of such Stockholder;

                  (c) No person or entity other than such Stockholder has (i) any rights in and to the GRS Shares, which rights were obtained through or from such Stockholder or (ii) any rights to acquire the GRS Shares, which rights were obtained through or from such Stockholder;

                  (d) Such Stockholder has such knowledge and expertise in financial and business matters (including knowledge and expertise in the roofing industry) that it is capable of evaluating the merits and risks involved in an investment in the GRS Shares: and such Stockholder is financially able to bear the economic risk of the investment in the GRS Shares, including a total loss of such investment;

                  (e) Such Stockholder represents that it has adequate means of providing for its current needs and has no need for liquidity in its investment in the GRS Shares; such Stockholder has no reason to anticipate any material change in its financial condition for the foreseeable future;

                  (f) Such Stockholder is aware that the acquisition of the GRS Shares is an investment involving a risk of loss and that there is no guarantee that such Stockholder will realize any gain from this investment, and that such Stockholder could lose the total amount of its investment;

                  (g) Such Stockholder understands that no United States federal or state agency has made any finding of determination regarding the fairness of the offering of the GRS Shares for investment, or any recommendation or endorsement of the offering of the GRS Shares;

                  (h) Such Stockholder is acquiring the GRS Shares for investment, with no present intention of dividing or allowing others to participate in such investment or of reselling, or otherwise participating, directly or indirectly, in a distribution of the GRS Shares, and shall not make any sale, transfer or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or unless an exemption from registration is available;

                  (i) Except as set forth herein, no representations or warranties have been made to such Stockholder by GRS or any agent, employee or Affiliate of GRS, and in entering into this transaction such Stockholder is not relying upon any information, other than from the results of independent investigation by such Stockholder;

                  (j) Such Stockholder understands that the GRS Shares are being offered to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that GRS is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Stockholder set forth herein in order to determine the applicability of such exemptions and the suitability of such Stockholder to acquire the GRS Shares; and

                  (k) Such Stockholder will not sell, assign or transfer any of the GRS Shares except (i) pursuant to an effective registration statement under the Securities Act, (ii) in a transaction which, in the opinion of the general counsel of GRS or other counsel reasonably satisfactory to GRS, is not required to be registered under the Securities Act.

                                    EXHIBIT F

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF GRS

         GRS represents and warrants to the Company and the Stockholders that:

         Section 5.01 Corporate Existence and Qualification: Corporate
Documents.

                  (a) GRS is a corporation duly organized, validly existing and in good standing under the laws of Florida, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction where the failure to so qualify would have a material adverse effect on GRS. GRS has all required corporate power and authority to own its properties and to carry on its business as presently conducted. The Articles of Incorporation and By-laws of GRS, copies of which are attached as Schedule 5.01(a), are complete and reflect all amendments thereto through the date hereof.

                  (b) The stock and minute books of GRS that have been made available to the Stockholder for review contain a complete and accurate record of all stockholders of GRS, and all material actions of the stockholders and directors (and any committees thereof) of GRS.

                  (c) Except as set forth on Schedule 5.01(c), GRS does not have any subsidiaries, participate in any partnership or joint venture, or own any outstanding capital stock of any other corporation.

         Section 5.02 Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by GRS and GRS has all requisite power and legal authority to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. This Agreement and each Collateral Agreement to which GRS is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of GRS, enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

         Section 5.03 Capitalization and Ownership. As of the date of this Agreement, the entire authorized capital stock of GRS consists of 100,000,000 shares of which 90,000,000 have been designated as GRS Common Stock and 10,000,000 have been designated as Preferred Stock. All of the presently outstanding shares of capital stock of GRS have been validly authorized and issued and are fully paid and nonassessable. Except as set forth on Schedule 5.03, GRS has not issued any other shares of its capital stock and there are no outstanding options, warrants, subscriptions or other rights or obligations to purchase or acquire any of such shares, nor any outstanding securities convertible into or exchangeable for such shares. No dividends are accrued but unpaid on any capital stock of GRS.

         Section 5.04 No Preemptive Rights. There are no preemptive rights affecting the issuance or sale of the capital stock of GRS.

         Section 5.05 No GRS Defaults or Consents. Except as otherwise set forth in Schedule 5.05 attached hereto, neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will:

                           (i)   violate or conflict with any of the terms,
conditions or provisions of the articles of incorporation or bylaws of GRS;

                           (ii)  violate any Legal Requirements applicable to
GRS;

                           (iii) violate, conflict with, result in a breach of,
constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or Permit applicable to GRS;

                           (iv)  result in the creation of any lien, charge or
other encumbrance on the shares of capital stock or any Property of GRS; or

                           (v)   require GRS to obtain or make any waiver,
consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority. Any and all consents required to be obtained by GRS as set forth in Schedule 5.05 shall be obtained and copies thereof delivered to the Company and the Stockholders upon execution of this Agreement.

         Section 5.06 No Proceedings. Except as set forth on Schedule 5.06, no suit, action or other proceeding is pending or, to the Knowledge of GRS, threatened before any Governmental Authority seeking to restrain GRS or prohibit its entry into this Agreement or prohibit the Closing, or seeking damages against GRS or its Properties, as a result of the consummation of the transaction contemplated by this Agreement.

         Section 5.07 [Reserved]

         Section 5.08 Liabilities and Obligations. Except as set forth in
Schedule 5.08, GRS' balance sheet at December 31, 1997 and 1996 (the "GRS Balance Sheets") and the related statements of income, stockholders' equity and cash flow for the fiscal years ended December 31, 1997, 1996 and 1995 (the "GRS Financial Statements") reflect all liabilities of GRS as determined in accordance with generally accepted accounting principles arising out of transactions effected or events occurring on or prior to the date of the GRS Balance Sheet, except for liabilities not exceeding $10,000 in the aggregate. All reserves shown in the GRS Financial Statements are appropriate and reasonable to provide for losses thereby contemplated. Except as set forth in the GRS Financial Statements, GRS is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity.

         Section 5.09 Accounts Receivable. Except as otherwise set forth in
Schedule 5.09, the accounts receivable reflected on the GRS Balance Sheet and all accounts receivable arising between December 31, 1997 and the date hereof, arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered and performed to the account of the obligors, and no further filings (with Governmental Authorities, insurers or others) are required to be made, no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle GRS to collect the accounts receivable in full. No such account has been assigned or pledged to any other person, firm or corporation, and, except only to the extent fully reserved against as set forth in the Interim GRS Balance Sheet, no defense or setoff to any such account has been asserted by the account obligor.

         Section 5.10 Employee Matters.

                  (a) Schedule 5.10(a) contains a complete and accurate list of the names, titles and compensation of all executive officers of GRS, regardless of compensation levels, and other employees who are currently compensated at a rate in excess of $50,000 per year (including any reasonably anticipated bonus) or who earned in excess of $50,000 during GRS' fiscal year ended October 31, 1997 (collectively, the "GRS Key Employees"). In addition, Schedule 5.10(a) contains a complete and accurate description of (i) all increases in compensation of the GRS Key Employees during the fiscal years of GRS ending October 31, 1997 and October 31, 1996, respectively, and (ii) any promised increases in compensation of the Key Employees of GRS that have not yet been effected.

                  (b) Schedule 5.10(b) contains a complete and accurate list of all Compensation Plans sponsored by GRS or to which GRS contributes on behalf of its employees, other than Employee Benefit Plans listed in Schedule 5.11. As used in this Section 5.10, "Compensation Plans" shall mean and include, without limitation, plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options.

                  (c) Schedule 5.10(c) contains a complete and accurate list of all Employment Agreements. As used in this Section 5.10(c) and in Section 5.10(e) hereof, "Employment Agreements" shall mean and include, without limitation, employee leasing agreements, employee services agreements and noncompetition agreements to which GRS is a party.

                  (d) GRS has provided the Company and the Stockholders with a complete and accurate list of all significant written employee policies and procedures.

                  (e) To the Knowledge of GRS, no unwritten material amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans, Employment Agreements or employee policies and procedures.

                  (f) To the Knowledge of GRS, except as set forth in Schedule 5.10(f), GRS (i) has been and is in material compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not liable in any material amount for any arrears of wages or penalties for failure to comply with any of the foregoing. GRS has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices. To the Knowledge of GRS, there are no (i) material unfair labor practice charges or complaints or racial, color, religious, sex, national origin, race or handicap discrimination charges or complaints pending or threatened against GRS before the National Labor Relations Board or any similar state or foreign commission or agency or (ii) existing or threatened material labor strikes, disputes, grievances, controversies or other labor troubles affecting GRS.

                  (g) GRS has not ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of GRS are represented by any union, labor organization or collective bargaining unit. The employees of GRS have not threatened to organize or join a union, labor organization or collective bargaining unit.

                  (h) Except as disclosed on Schedule 5.10(h), no GRS Key Employee has indicated his or her desire or intent to terminate employment with GRS, and GRS has no present intent of terminating the employment of any GRS Key Employee.

         Section 5.11 Employee Benefit Matters.

                  (a) Schedule 5.11 contains a complete and accurate list of all Employee Benefit Plans sponsored by GRS or to which GRS contributes on behalf of its employees and all Employee Benefit Plans previously sponsored or contributed to on behalf of its employees within the three years preceding the date hereof. No unwritten amendment exists with respect to any Employee Benefit Plan.

                  (b) Each Employee Benefit Plan has been administered and maintained in compliance with all laws, rules and regulations, except for such noncompliance that would not have a material adverse effect on GRS. No Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency. No prohibited transactions (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code")) have occurred with respect to any Employee Benefit Plan. No pending or, to the Knowledge of GRS, threatened, claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

                  (c) GRS has received a favorable determination letter or ruling from the Internal Revenue Service for each Employee Benefit Plan intended to be qualified within the meaning of Section 401 (a) of the Code and/or tax exempt within the meaning of Section 501(a) of the Code, which letter or ruling is current and covers all required amendments to each such Employee Benefit Plan through the Closing Date. No proceedings exist or, to the Knowledge of GRS, have been threatened that could result in the revocation of any such favorable determination letter or ruling.

                  (d) No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a "controlled group" (as defined in Section 414(b) of the Code ("Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. With respect to each Employee Benefit Plan described in Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued benefits as of the date hereof. Neither GRS or any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA. GRS nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (e) No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

                  (f) GRS has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired from employment with GRS.

         Section 5.12 Absence of Certain Changes. Except as set forth in
Schedule 5.12, from the date of the GRS Balance Sheet to the date of this Agreement, GRS has not:

                  (a) suffered any material adverse change, whether or not caused by any deliberate act or omission of GRS or any stockholder of GRS, in its condition (financial or otherwise), operations, assets, liabilities, business or prospects;

                  (b) contracted for the purchase of any capital assets having a cost in excess of $25,000 or paid any capital expenditures in excess of $25,000, except in the ordinary course of business consistent with past practice;

                  (c) incurred any indebtedness for borrowed money or issued or sold any debt securities, except in the ordinary course of business consistent with past practice;

                  (d) incurred or discharged any liabilities or obligations except in the ordinary course of business consistent with past practice;

                  (e) paid any amount on any indebtedness prior to the due date, forgiven or canceled any debts or claims or released or waived any rights or claims, except in the ordinary course of business consistent with past practice;

                  (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets, except in the ordinary course of business consistent with past practice;

                  (g) suffered any damage or destruction to or loss of any of its assets (whether or not covered by insurance) that has materially adversely affected, or could materially adversely affect, its business;

                  (h) acquired or disposed of any of its assets except in the ordinary course of business consistent with past practice;

                  (i) written up or written down the carrying value of any of its assets, except in the ordinary course of business consistent with past practice;

                  (j) changed any accounting principles methods or practices followed or changed the costing system or depreciation methods of accounting for its assets;

                  (k) waived any material rights or forgiven any material claims;

                  (l) lost, terminated or experienced any change in the relationship with any employee, customer, joint venture partner or supplier, which termination or change has materially and adversely affected, or could reasonably be expected to materially and adversely affect, its business or its assets;

                  (m) increased the compensation of any director or officer;

                  (n) increased the compensation of any employee except in the ordinary course of business consistent with past practice;

                  (o) made any payments to or loaned any money to any person or entity except in the ordinary course of business;

                  (p) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

                  (q) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such rights, paid any dividends or made any distribution to the holders of GRS' capital stock;

                  (r) entered into any material agreement with any person or group, or modified or amended in any material respect the terms of any material existing agreement except in the ordinary course of business consistent with past practice;

                  (s) entered into, adopted or amended any Employee Benefit Plan; or

                  (t) entered into any agreement (written or oral) to do any of the foregoing, except in the ordinary course of business consistent with past practice.

         Section 5.13 Commitments. (a) Except the material contracts, agreements, commitments and other arrangements, whether oral or written, to which GRS is a party (the "GRS Contracts") set forth in

Schedule 5.13, GRS has not entered into, nor is the capital stock, the assets or the business of GRS bound by, whether or not in writing, any

                           (i)    partnership or joint venture agreement;

                           (ii)   deed of trust or other security agreement,
except in the ordinary course of business consistent with past practice;

                           (iii)  guaranty or suretyship, indemnification or
contribution agreement or performance bond;

                           (iv)   employment, consulting or compensation
agreement or arrangement, including the election or retention in office of any director or officer;

                           (v)    labor or collective bargaining agreement;

                           (vi)   debt instrument, loan agreement or other
obligation relating to indebtedness for borrowed money or money lent or to be lent to another, except in the ordinary course of business;

                           (vii)  deed or other document evidencing an interest
in or contract to purchase or sell real property;

                           (viii) agreement with dealers or sales or commission
agents, investment bankers, financial advisors, business brokers, public relations or advertising agencies, accountants or attorneys, except with respect to confidentiality agreements;

                           (ix)   lease of real or personal property, whether as
lessor, lessee, sublessor or sublessee, except in the ordinary course of business and excluding the real estate leases set forth on Schedule 5.16(c);

                           (x)    agreement between GRS and any Affiliate;

                           (xi)   agreement relating to any material matter or
transaction in which an interest is held by a person or entity that is an Affiliate of GRS;

                           (xii)  any agreement for the acquisition of services,
supplies, equipment or other personal property and involving more than $25,000 in the aggregate, except in the ordinary course of business;

                           (xiii) powers of attorney;

                           (xiv)  contracts containing noncompetition covenants;

                           (xv)   any other contract or arrangement that
involves either an unperformed commitment in excess of $5,000 or that terminates more than thirty (30) days after the date hereof, except in the ordinary course of business;

                           (xvi)  agreement relating to any material matter or
transaction in which an interest is held by any person or entity referred to in
Section 5.24 hereof; or

                           (xvii) any other agreement or commitment not made in
the ordinary course of business that is material to the business or financial condition of GRS.

True, correct and complete copies of the written GRS Contracts, and true, correct and complete written descriptions of the oral GRS Contracts, have heretofore been delivered or made available to the Stockholders. There are no existing material defaults, material events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute material defaults by GRS, and no material penalties have been incurred nor are amendments pending, with respect to the GRS Contracts. The GRS Contracts are in full force and effect and are valid and enforceable obligations of GRS, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity). GRS has not received notice of any material default with respect to any GRS Contracts. For the purposes of this
Section 5.13(a), the term "material" shall mean a condition the existence or breach of which could result in damage or loss to GRS valued in excess of $5,000 individually or $25,000 in the aggregate.

                  (b) Except as contemplated hereby, GRS has not received notice of any plan or intention of any other party to any GRS Contract to exercise any right to cancel or terminate any GRS Contract. GRS does not currently contemplate, and has reason to believe any person or entity currently contemplates, any amendment or change to any GRS Contract. None of the customers, joint venture partners or suppliers of GRS has refused, or communicated that it will or may refuse, to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, GRS.

         Section 5.14 Insurance. GRS has previously delivered or made available to the Stockholders all insurance policies of GRS. All of such policies are valid and enforceable against GRS, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

         Section 5.15 Patents, Trade-marks, Service Marks and Copyrights.

                  (a) GRS owns all patents, trade-marks, service marks and copyrights (collectively "Proprietary Rights"), if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others. Set forth in Schedule 5.15(a) is a true and correct description of all Proprietary Rights.

                  (b) GRS has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. Use of the Proprietary Rights does not require the consent of any other person and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right. Each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

         Section 5.16 Title to Assets; Condition of Assets.

                  (a) A description of all interests in real property owned by GRS is set forth in Schedule 5.16(a).

                  (b) Except as disclosed on Schedule 5.16(b), GRS has good and marketable title to its respective assets, (other than those disposed of since the date of the GRS Balance Sheet in the ordinary course of business), free and clear of all security interests, liens, charges and other encumbrances, except for (i) liens for taxes not yet due and payable or being contested in good faith in appropriate proceedings, and (ii) encumbrances that are incidental to the conduct of its businesses or


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

ownership of property, not incurred in connection with the borrowing of money or the obtaining of credit, and which do not in the aggregate materially detract from the value of the assets affected or materially impair their use by GRS. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by GRS are in good operating condition and repair, normal wear and tear excepted, are adequate and sufficient for GRS' business and conform in all material respects with all applicable ordinances, regulations and laws relating to their use and operation.

                  (c) A listing of all real property leases, their terms and total lease payments is attached hereto as Schedule 5.16(c). GRS enjoys peaceful and undisturbed possession under all real property leases under which GRS is operating, and all such leases are valid and subsisting and none of them is in default, except for those defaults, which, individually or in the aggregate, would not have a material adverse effect upon GRS.

         Section 5.17 Compliance with Laws. GRS has all material franchises, Permits, licenses and other rights and privileges necessary to permit it to own its Properties and to conduct its businesses as presently conducted. The business and operations of GRS have been and are being conducted in accordance in all material respects with all applicable laws, rules and regulations, and GRS is not in violation of any judgment, law or regulation except where any such violation would not have a material adverse effect on GRS' results of operations, business, assets or financial condition.

         Section 5.18 Litigation: Default. Except as otherwise set forth in
Schedule 5.18, there are no claims, actions, suits, investigations or proceedings against GRS pending or, to the Knowledge of GRS, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that could reasonably be expected to have a material adverse effect (whether covered by insurance or not) on the business, operations, prospects, Properties, securities or financial condition of GRS. Except as otherwise set forth in
Schedule 5.18, GRS is not in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would (i) constitute a default under, or breach or violation of, any Legal Requirement or Permit applicable to GRS or any GRS Contract applicable to GRS, or (ii) accelerate or permit the acceleration of the performance required under, or give any other party the right to terminate, any GRS Contract, other than defaults, breaches, violations or accelerations that would not have a material adverse effect on the business, operations, prospects, Properties, securities or financial condition of GRS.

         Section 5.19 Environmental Matters.

                  (a) Except as listed in Schedule 5.19(a), to the Knowledge of GRS, there are no PCBs, TCE, PCE, or asbestos containing materials generated, used, treated, stored, maintained, disposed of, or otherwise deposited in, or located on any premises at which GRS' business (the "GRS Business") is or was, or at which the business or, to the Knowledge of GRS, its predecessors was, located, which would have a Material Adverse Effect on GRS.

                  (b) Except as described in Schedule 5.19(b), there are and were no underground storage tanks used, stored, maintained, located on any premises at which the GRS Business is or was, or, to knowledge of GRS, at which the business of its predecessors was, located, which would have a Material Adverse Effect on GRS. With respect to underground storage tanks, Schedule 5.19(b) sets forth the size, location, construction, installation date, use and testing history of all underground storage tanks (whether or not excluded from regulation under Environmental Law), including all underground storage tanks in use, out of service, closed, abandoned, decommissioned, or sold to a third party.

                  (c) Except as listed in Schedule 5.19(c), to the Knowledge of GRS, there has been no "release" as defined in 42 U.S.C. 9601(22) or, to the best knowledge of GRS, threat of a "release" of any Hazardous Substance on, from or under any premises from which (i) GRS' operations have been or are being conducted related to the GRS Business. or (ii) to the Knowledge of GRS, the operations of any predecessor of GRS, which would have a Material Adverse Effect on GRS.



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

                  (d) Except as listed in Schedule 5.19(d), neither GRS nor their respective predecessors have received written notice alleging any potential liability with respect to the contamination, investigation, or cleanup of any site at which Hazardous Substances have been or have alleged to have been generated, treated, stored, discharged, emitted or disposed of and, to the Knowledge of GRS, there are no past or present events, facts, conditions or circumstances which may interfere with or prevent material compliance by GRS with Environmental Law, or with any order, decree, judgment, injunction, notice or demand issued, entered, promulgated or approved thereunder, or which may give rise to any liability under applicable law including, without limitation, any Environmental Law, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, process, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of Hazardous Substances by GRS or, to the Knowledge of GRS, any predecessor, as a result of any act or omission of GRS or any predecessors related to the GRS Business.

                  (e) Except as disclosed in Schedule 5.19(e), all of GRS' and, to the Knowledge of GRS, their respective predecessor's, Hazardous Substances disposal and recycling practices related to the GRS Business have been accomplished in material compliance with all applicable Environmental Laws.

         GRS' representation(s) with respect to this Section 5.19 shall not be interpreted to imply that the Stockholders have constructive knowledge regarding any aspect of the GRS Business with respect to environmental matters nor to limit the scope of any of GRS' representations under this Agreement. No such due diligence examination or related activities of, or on behalf of, the Stockholders however, shall constitute a waiver or relinquishment by the Stockholders of their right to rely upon GRS' representations, warranties, covenants and agreements as made herein or pursuant hereto, and no such disclosure shall constitute an assumption by the Stockholders of any conditions or liabilities, and such disclosure shall not relieve GRS of its duties and obligations hereunder.

         Section 5.20 Banks. Schedule 5.20 sets forth (i) the name of each bank, trust company or other financial institution and stock or other broker with which GRS has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box or vault, and (iv) the names of all persons authorized by proxies, powers of attorney or other like instrument to act on behalf of GRS in matters concerning any of its business or affairs. Except as otherwise set forth in Schedule 5.20, no such proxies, powers of attorney or other like instruments are irrevocable.

         Section 5.21 Suppliers and Customers Sales. Schedule 5.21 sets forth all of GRS' material suppliers, together with the dollar amount of goods purchased by GRS from each such supplier during the twelve month period ended December 31, 1997 and the four month period ended April 30, 1998, as well as each of the principal customers of GRS. Except as otherwise set forth in
Schedule 5.21, since December 31, 1997, there has been no material adverse change in the business relationship of GRS with any supplier or customer named in Schedule 5.21. No customer or supplier named in Schedule 5.21 has terminated or materially altered, or notified GRS of any intention to terminate or materially alter, its relationship with GRS and GRS has no reason to believe that any such customer or supplier will terminate or materially alter its relationship with GRS or to materially decrease its services or supplies to GRS or its direct or indirect usage of the services or products of GRS. For purposes of Sections 5.21 and 5.24 hereof, "material suppliers" refers to suppliers from whom GRS purchased five percent (5%) or more of the total amount of the goods purchased by GRS during the twelve month period ended December 31, 1997 and the four month period ended April 30, 1998, and "principal customers" refers to customers who accounted for 5% or more of GRS' revenues during the twelve month period ended December 31, 1997 and the four month period ended April 30, 1998.



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

         Section 5.22 Brokerage. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by GRS.

         Section 5.23 Disclosure; Due Diligence. This Agreement and the Exhibits and Schedules hereto, when taken as a whole with other documents and certificates furnished by GRS to the Stockholders or their counsel, do not contain any untrue statement of material fact or omit any material fact necessary in order to make the statements therein not misleading; provided, however, certain materials provided to the Stockholders contain projections and estimates of future events, and such projections and estimates have been based upon certain assumptions that management of GRS made in good faith and believed are reasonable at the time such materials were prepared.

         Section 5.24 Ownership Interests of Interested Persons. Except as set forth in Schedule 5.24, no director or executive officer of GRS or their respective spouses or children, owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any principal customer or material supplier which has a business relationship with GRS or any organization that has a material contract or arrangement with GRS.

         Section 5.25 Investments in Competitors. No director or executive officer of GRS owns directly or indirectly any material interests or has any investment equal to 5% or more of the outstanding voting securities in any corporation, business or other person that is a direct competitor of GRS.

         Section 5.26 Certain Payments. Neither GRS, nor any director, officer or employee of GRS has paid or caused to be paid, directly or indirectly, in connection with the business of GRS: (a) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or (b), any material contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

         Section 5.27 Government Inquiries. Except as set forth on Schedule 5.27, there have been no material inspection reports, questionnaires, inquiries, demands or requests for information received by GRS from, or any material statement, report or other document filed by GRS with, the federal government or any federal administrative agency (including but not limited to, the Justice Department, Internal Revenue Service, Department of Labor, Occupational Safety and Health Administration, Federal Trade Commission, National Labor Relations Board, and Interstate Commerce Commission), any state securities administrator or any local or state taxing authority.

         Section 5.28 Tax Matters.

                  (a) Except as set forth in Schedule 5.28, GRS:

                           (i)   has filed all federal income Tax Returns, and
all other material Tax Returns which it is required to file under applicable laws and regulations;

                           (ii)  all such Tax Returns are true and accurate in
all material respects;

                           (iii) has paid all Taxes due and owing by it (whether
or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party, except where the amounts of such unpaid Taxes or the amounts that have not been withheld and paid over do not, in the aggregate, exceed $25,000;

                           (iv)  the accrual for Taxes on the Unaudited GRS
Balance Sheet (excluding any amount recorded which is attributable to timing differences between book and Tax income) would be


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

adequate to pay all material Tax liabilities of GRS if its current tax year were treated as ending on the date of the Unaudited GRS Balance Sheet;

                           (v)   the federal income Tax Returns of GRS have been
filed through the date hereof, and, as of the date hereof, none of such Tax Returns has been audited.

                  (b) To the Knowledge of GRS, no claim has been made by a taxing authority in a jurisdiction where GRS does not file Tax Returns that GRS is or may be subject to taxation by that jurisdiction.

                  (c) To the Knowledge of GRS;

                           (i)   there are no foreign, federal, state or local
tax audits or administrative or judicial proceedings pending or being conducted with respect to GRS;

                           (ii)  no information related to Tax matters has been
requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by GRS from any foreign, federal, state or local taxing authority; and

                           (iii) there are no material unresolved claims
concerning GRS' Tax liability.

                  (d) No waivers of statutes of limitation have been given or requested with respect to GRS in connection with any Tax Returns covering GRS, except where such waiver would not have a material adverse effect on GRS.

                  (e) GRS has not executed or entered into a closing agreement pursuant to IRC ss. 7121 or any predecessor provision thereof or any similar provision of state, local or foreign law; nor has GRS agreed to or is required to make any adjustments pursuant to IRC ss. 481(a) or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by GRS. GRS has no knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any knowledge with respect to any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of GRS.

                  (f) GRS has not made an election under IRC ss. 341(f).

                  (g) GRS is not liable for the Taxes of another person.

                  (h) GRS is not a party to any tax sharing agreement.

                  (I) GRS has not made any payments nor is it obligated to make payments nor is it a party to an agreement that could obligate it to make any payments that would not be deductible under IRC ss. 280G.

         Section 5.29 Participation in Secondary Offering. In the event that after the Offering GRS files a registration statement with the Securities and Exchange Commission with respect to a subsequent public offering (the "Secondary Offering") of shares of GRS Common Stock, and any shareholders of GRS participate in the Secondary Offering through the sale of their respective shares of GRS Common Stock, then (i) Gregg Wallick shall first be entitled to participate in the Secondary Offering with respect to 250,000 shares of GRS Common Stock (in recognition of the fact that Mr. Wallick is not receiving any cash proceeds from the sale of the common stock of the Founding Companies owned by him) and (ii) thereafter the Stockholders shall be entitled to participate in the Secondary Offering by including therein such number of shares of GRS Common Stock owned by the Stockholders as shall equal (i)(A) the total number of shares of GRS Common Stock owned by such Stockholders divided by (B) the total number of shares of GRS Common Stock owned by all shareholders of the Founding Companies, multiplied by (ii)


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

the total number of shares of GRS Common Stock owned by shareholders of the Company which are to be included in the Secondary Offering.




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